Free Writing Prospectus
Filed Pursuant to Rule 433
Registration File No. 333-131662

CHL Mortgage Pass-Through Trust 2007-HYB2

Final Term Sheet

$620,703,100 (Approximate)

CWMBS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the Free writing prospectus.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS

Mortgage Pass-Through Certificates, Series 2007-HYB2

Distributions payable monthly, beginning April 25, 2007
__________________
The following classes of certificates are being offered pursuant to this free writing prospectus:
	Initial Class Certificate Balance/Initial Notional Amount(1)	Pass-Through Rate(2)		Initial Class Certificate Balance/Initial Notional Amount(1)	Pass-Through Rate(2)
Class 1-A	$ 14,578,000	Variable	Class 4-A-1	$ 163,286,000	Variable
Class 1-A-IO	$ 14,578,000 (3)	Variable	Class 4-A-2	$ 24,507,000	Variable
Class 2-A-1	$ 95,390,000	Variable	Class 4-A-IO	$ 187,793,000 (3)	Variable
Class 2-A-2	$ 16,833,000	Variable	Class A-R	$ 100	Variable
Class 2-A-IO	$ 138,508,000 (3)	Variable	Class M	$ 16,151,000	Variable
Class 3-A-1	$ 233,543,000	Variable	Class B-1	$ 10,134,000	Variable
Class 3-A-2	$ 41,214,000	Variable	Class B-2	$ 5,067,000	Variable
Class 3-A-IO	$ 274,757,000 (3)	Variable

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus, together with the method of calculating their pass-through rates and their initial ratings, are set forth in the tables under “Summary—Description of the Certificates” in this free writing prospectus.

(3) The Class 1-A-IO, Class 2-A-IO, Class 3-A-IO and Class 4-A-IO Certificates are interest-only notional amount certificates. The initial notional amounts of the Class 1-A-IO, Class 2-A-IO, Class 3-A-IO and Class 4-A-IO Certificates are set forth in the table but are not included in the aggregate certificate balance of all the certificates offered.

Summary

Issuing Entity

CHL Mortgage Pass-Through Trust 2007-HYB2, a common law trust formed under the laws of the State of New York.

Depositor

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Originators

Countrywide Home Loans, Inc. originated approximately 100.00%, 52.28%, 40.86% and 85.45% of the mortgage loans in loan groups 1, 2, 3 and 4, respectively (by aggregate stated principal balance of the mortgage loans in the related loan group). DHI Mortgage Company, Ltd. originated approximately 12.82% of the mortgage loans in loan group 2 (by aggregate stated principal balance of the mortgage loans in the related loan group). Home American Mortgage Corporation originated approximately 11.68% of the mortgage loans in loan group 2 (by aggregate stated principal balance of the mortgage loans in the related loan group). Plaza Home Mortgage Incorporated originated approximately 10.15% and 10.91% of the mortgage loans in loan groups 2 and 3, respectively (by aggregate stated principal balance of the mortgage loans in the related loan group). The remainder of the mortgage loans in each loan group were originated by various other originators, which, individually, originated less than 10% of the mortgage loans in each loan group.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of March 1, 2007 and the origination date for that mortgage loan (referred to as the “cut-off date”).

Closing Date

On or about March 30, 2007.

The Mortgage Loans

The mortgage pool will consist of conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties with an aggregate principal balance of approximately $633,370,163 as of the cut-off date. The mortgage pool will be divided into four separate groups. Each group of mortgage loans is referred to as a “loan group.” The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate adjusts based on a specified index. The approximate aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date was as follows:

Loan Group	Aggregate Principal Balance	Fixed Rate Period (months)
1	$15,666,601	60
2	$120,605,181	60
3	$295,278,641	60
4	$201,819,740	84 or 120

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance	$15,666,601
Geographic Concentrations in excess of 10%:
California	26.73%
Florida	19.10%
Virginia	11.40%
Weighted Average Original Loan-to-Value Ratio	75.76%
Weighted Average Current Mortgage Rate	5.786%
Range of Current Mortgage Rates	4.875% to 7.000%
Average Current Principal Balance	$326,388
Range of Current Principal Balances	$78,000 to $879,828
Weighted Average Original Term to Maturity	360 months
Weighted Average Remaining Term to Maturity	331 months
Weighted Average FICO Score	725
Weighted Average Gross Margin	2.250%
Weighted Average Maximum Mortgage Rate	11.460%
Weighted Average Minimum Mortgage Rate	2.250%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance	$120,605,181
Geographic Concentrations in excess of 10%:
California	49.00%
Weighted Average Original Loan-to-Value Ratio	77.97%
Weighted Average Current Mortgage Rate	6.532%
Range of Current Mortgage Rates	3.500% to 8.875%
Average Current Principal Balance	$254,979
Range of Current Principal Balances	$50,960 to $516,000
Weighted Average Original Term to Maturity	382 months
Weighted Average Remaining Term to Maturity	380 months
Weighted Average FICO Score	703
Weighted Average Gross Margin	2.431%
Weighted Average Maximum Mortgage Rate	11.839%
Weighted Average Minimum Mortgage Rate	2.625%

As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance	$295,278,641
Geographic Concentrations in excess of 10%:
California	47.11%
Nevada	11.15%
Weighted Average Original Loan-to-Value Ratio	76.74%
Weighted Average Current Mortgage Rate	6.483%
Range of Current Mortgage Rates	3.875% to 8.875%
Average Current Principal Balance	$384,979
Range of Current Principal Balances	$35,540 to $2,480,000
Weighted Average Original Term to Maturity	363 months

Weighted Average Remaining Term to Maturity	360 months
Weighted Average FICO Score	713
Weighted Average Gross Margin	2.408%
Weighted Average Maximum Mortgage Rate	11.792%
Weighted Average Minimum Mortgage Rate	2.491%

As of the cut-off date, the mortgage loans in loan group 4 had the following characteristics:

Aggregate Current Principal Balance	$201,819,740
Geographic Concentrations in excess of 10%:
California	56.51%
Weighted Average Original Loan-to-Value Ratio	72.30%
Weighted Average Current Mortgage Rate	6.392%
Range of Current Mortgage Rates	5.000% to 9.000%
Average Current Principal Balance	$584,985
Range of Current Principal Balances	$56,700 to $1,999,950
Weighted Average Original Term to Maturity	365 months
Weighted Average Remaining Term to Maturity	363 months
Weighted Average FICO Score	716
Weighted Average Gross Margin	2.302%
Weighted Average Maximum Mortgage Rate	11.425%
Weighted Average Minimum Mortgage Rate	2.304%

Relationship Between the Loan Groups and the Certificate Groups

The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group with the same number. For example, the certificates with a “1” prefix are sometimes referred to in this free writing prospectus as the “group 1 senior certificates”, the certificates with a “2” prefix are sometimes referred to in this free writing prospectus as the “group 2 senior certificates” and so forth. The Class A-R Certificates are part of the group 1 senior certificates. The subordinated certificates correspond to the mortgage loans in each loan group. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups except that the Class 2-A IO Certificates receive distributions from the mortgage loans in the loan group or loan groups that correspond to that class’ components.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance/Initial Notional Amount (1)	Type	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)

Offered Certificates
Class 1-A	$ 14,578,000	Senior/Variable Pass-Through Rate	Aaa	AAA
Class 1-A-IO	$ 14,578,000 (3)	Senior/Interest-Only/Notional Amount/ Variable Pass-Through Rate	Aaa	AAA
Class 2-A-1	$ 95,390,000	Super Senior/Variable Pass-Through Rate	Aaa	AAA
Class 2-A-2	$ 16,833,000	Senior Support/Variable Pass-Through Rate	Aaa	AAA
Class 2-A-IO	$ 138,508,000 (4)(5)	Senior/Interest-Only/Notional Amount/ Variable Pass-Through Rate/Component	Aaa	AAA
Class 3-A-1	$ 233,543,000	Super Senior/Variable Pass-Through Rate	Aaa	AAA
Class 3-A-2	$ 41,214,000	Senior Support/Variable Pass-Through Rate	Aaa	AAA
Class 3-A-IO	$ 274,757,000 (4)(6)	Senior/Interest-Only/Notional Amount/ Variable Pass-Through Rate/Component	Aaa	AAA
Class 4-A-1	$ 163,286,000	Super Senior/Variable Pass-Through Rate	Aaa	AAA
Class 4-A-2	$ 24,507,000	Senior Support/Variable Pass-Through Rate	Aaa	AAA
Class 4-A-IO	$ 187,793,000 (4)(7)	Senior/Interest-Only/Notional Amount/ Variable Pass-Through Rate/Component	Aaa	AAA
Class A-R	$ 100	Senior/Variable Pass-Through Rate/Residual	Aaa	AAA
Class M	$ 16,151,000	Subordinate/Variable-Pass-Through Rate	Aa2	AA
Class B-1	$ 10,134,000	Subordinate/Variable-Pass-Through Rate	A2	A
Class B-2	$ 5,067,000	Subordinate/Variable Pass-Through Rate	Baa2	BBB

Non-Offered Certificates(8)
Class B-3	$ 5,384,000	Subordinate/Variable Pass-Through Rate
Class B-4	$ 4,434,000	Subordinate/Variable Pass-Through Rate
Class B-5	$ 2,849,062	Subordinate/Variable Pass-Through Rate
______________

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)	The notional amount of the Class 1-A-IO Certificates will equal the class certificate balance of the Class 1-A Certificates.

(4)
The Class 2-A-IO, Class 3-A-IO and Class 4-A-IO Certificates are comprised of multiple components that are not separately transferable. The respective notional amounts of the Class 2-A-IO, Class 3-A-IO and Class 4-A-IO Certificates will be equal to the sum of the component notional amounts of their related components.

(5)
The Class 2-A-IO Certificates will have four components, the Class 2-A-1 IO, Class 2-A-2 IO, Class M IO and Class B-1 IO Components, with component notional amounts that are equal to the class certificate balances of the Class 2-A-1, Class 2-A-2, Class M and Class B-1 Certificates, respectively.

(6)
The Class 3-A-IO Certificates will have two components, the Class 3-A-1 IO and Class 3-A-2 IO Components, with component notional amounts that are equal to the class certificate balances of the Class 3-A-1 and Class 3-A-2 Certificates, respectively.

(7)
The Class 4-A-IO Certificates will have two components, the Class 4-A-1 IO and Class 4-A-2 IO Components, with component notional amounts that are equal to the class certificate balances of the Class 4-A-1 and Class 4-A-2 Certificates, respectively.

(8)
The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Related Loan Group	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
Class 1-A	1	(1)	calendar month (2)	30/360 (3)
Class 1-A-IO	1	(4)	calendar month (2)	30/360 (3)
Class 2-A-1	2	(5)	calendar month (2)	30/360 (3)
Class 2-A-2	2	(5)	calendar month (2)	30/360 (3)
Class 2-A-IO	1, 2, 3 and 4	(6)	calendar month (2)	30/360 (3)
Class 3-A-1	3	(7)	calendar month (2)	30/360 (3)
Class 3-A-2	3	(7)	calendar month (2)	30/360 (3)
Class 3-A-IO	3	(8)	calendar month (2)	30/360 (3)
Class 4-A-1	4	(9)	calendar month (2)	30/360 (3)
Class 4-A-2	4	(9)	calendar month (2)	30/360 (3)
Class 4-A-IO	4	(10)	calendar month (2)	30/360 (3)
Class A-R	1	(11)	calendar month (2)	30/360 (3)
Class M	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
Class B-1	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
Class B-2	1, 2, 3 and 4	(13)	calendar month (2)	30/360 (3)

Non-Offered Certificates
Class B-3	1, 2, 3 and 4	(13)	calendar month (2)	30/360 (3)
Class B-4	1, 2, 3 and 4	(13)	calendar month (2)	30/360 (3)
Class B-5	1, 2, 3 and 4	(13)	calendar month (2)	30/360 (3)
______________

(1)
The pass-through rate for the Class 1-A Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in October 2009 will be a per annum rate equal to the adjusted net WAC of the mortgage loans in loan group 1, minus 0.149773% and (ii) after the distribution date in October 2009 will be a per annum rate equal to the adjusted net WAC of the mortgage loans in loan group 1. The adjusted net WAC for any loan group is equal to the weighted average adjusted net mortgage rate of the mortgage loans in that loan group, minus the related final maturity reserve rate for that loan group.

(2)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(3)	Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(4)
The pass-through rate for the Class 1-A-IO Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in October 2009 will be a per annum rate equal to 0.149773% and (ii) after the distribution date in October 2009 will be 0%.

(5)
The pass-through rates for the Class 2-A-1 and Class 2-A-2 Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in January 2012 will be a per annum rate equal to the adjusted net WAC of the mortgage loans in loan group 2, minus 0.736342% and 0.635342%, respectively and (ii) after the distribution date in January 2012 will be a per annum rate equal to the adjusted net WAC of the mortgage loans in loan group 2.

(6)
The pass-through rate for the Class 2-A-IO Certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average of the component rates of the Class 2-A-1 IO, Class 2-A-2 IO, Class M IO and Class B-1 IO Components. The component rates for the each of the Class 2-A-1 IO and Class 2-A-2 IO Components for the interest accrual period for any distribution date (i) on or prior to the distribution date in January 2012 will be a per annum rate equal to 0.736342% and 0.635342%, respectively and (ii) after the distribution date in January 2012 will be 0% in each case. The component rates for the each of the Class M IO and Class B-1 IO Components for the interest accrual period for any distribution date (i) on or prior to the distribution date in December 2011 will be a per annum rate equal to 0.619635% and 0.302135% and (ii) after the distribution date in December 2011 will be 0% in each case.

(7)
The pass-through rates for the Class 3-A-1 and Class 3-A-2 Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in December 2011 will be a per annum rate equal to the adjusted net WAC of the mortgage loans in loan group 3, minus 0.754228% and 0.651976%, respectively and (ii) after the distribution date in December 2011 will be a per annum rate equal to the adjusted net WAC of the mortgage loans in loan group 3.

(8)
The pass-through rate for the Class 3-A-IO Certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average of the component rates of the Class 3-A-1 IO and Class 3-A-2 IO Components. The component rates for the Class 3-A-1 IO and Class 3-A-2 IO Components for the interest accrual period for any distribution date (i) on or prior to the distribution date in December 2011 will be a per annum rate equal to 0.754228% and 0.651976%, respectively and (ii) after the distribution date in December 2011 will be 0% in each case.

(9)
The pass-through rates for the Class 4-A-1 and Class 4-A-2 Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in March 2014 will be a per annum rate equal to the adjusted net WAC of the mortgage loans in loan group 4, minus 0.638221% and 0.483221%, respectively and (ii) after the distribution date in March 2014 will be a per annum rate equal to the adjusted net WAC of the mortgage loans in loan group 4.

(10)
The pass-through rate for the Class 4-A-IO Certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average of the component rates of the Class 4-A-1 IO and Class 4-A-2 IO Components. The component rates for the Class 4-A-1 IO and Class 4-A-2 IO Components for the interest accrual period for any distribution date (i) on or prior to the distribution date in March 2014 will be a per annum rate equal to 0.638221% and 0.483221%, respectively and (ii) after the distribution date in March 2014 will be 0% in each case.

(11)
The pass-through rate for the Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the adjusted net WAC of the mortgage loans in loan group 1.

(12)
The pass-through rate for the Class M and Class B-1 Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in December 2011 will be a per annum rate equal to the pass-through rate for the subordinated certificates described in footnote (13) below minus 0.619635% and 0.302135%, respectively and (ii) after the distribution date in December 2011 will be a per annum rate equal to the pass-through rate for the subordinated certificates described in footnote (13) below.

(13)
The pass-through rate for each class of subordinated certificates (other than the Class M and Class B-1 Certificates) for the interest accrual period for any distribution date will be equal to (i) the sum of the following for each loan group: the product of (1) the adjusted net WAC of the mortgage loans in that loan group as of the first day of the prior calendar month and (2) the aggregate stated principal balance of the mortgage loans in that loan group as of the first day of the prior calendar month, minus the aggregate class certificate balance of the senior certificates (other than the notional amount certificates) related to that loan group immediately prior to that distribution date, divided by (ii) the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates	Class 1-A, Class 1-A-IO, Class 2-A-1, Class 2-A-2, Class 2-A-IO, Class 3-A-1, Class 3-A-2, Class 3-A-IO, Class 4-A-1, Class 4-A-2, Class 4-A-IO and Class A-R Certificates
Subordinated Certificates	Class M and Class B Certificates
Notional Amount Certificates	Class 1-A-IO, Class 2-A-IO, Class 3-A-IO and Class 4-A-IO Certificates
Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates
Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

Record Date

The record date for each class of certificates and any distribution date will be the last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on April 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in May 2037. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The interest accrual period, interest accrual convention and method of calculating the pass-through rate for each class of interest-bearing certificates is shown in the table on page S-8.

The Class 1-A-IO, Class 2-A-IO, Class 3-A-IO and Class 4-A-IO Certificates will only be entitled to receive distributions of interest up to and including the distribution date in October 2009, January 2012, December 2011 and March 2014, respectively.

On each distribution date, to the extent funds are available, each class of certificates or notional components thereof will be entitled to receive:

•
interest accrued at the applicable pass-through rate or component rate during the related interest accrual period on the class certificate balance, notional amount or component notional amount, as applicable, of that class or component immediately prior to that distribution date; and

•	any interest remaining unpaid from prior distribution dates; less

•	any net interest shortfalls allocated to that class or its related components for that distribution date.

See “Description of the Certificates—Interest” in this free writing prospectus.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each class of certificates or its related components will be reduced by the amount of net interest shortfalls experienced by the related mortgage loans resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans in a loan group on any distribution date will be allocated pro rata among all classes of senior certificates or notional components related to that loan group and the subordinated certificates entitled to receive distributions of interest on that distribution date, based on their respective entitlements (or in the case of the subordinated certificates, their respective entitlements arising from the portion of the mortgage loans in that loan group evidenced by the subordinated certificates), in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the certificates or its components related to that loan group in the order described below under “—Priority of Distributions Among Certificates”, interest will be distributed on each class of related certificates or its related notional components of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

See “Description of the Certificates—Interest” and “—Allocation of Interest Shortfalls” in this free writing prospectus.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, principal collections from the mortgage loans in a loan group are allocated to the related senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

•
in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the principal balance of the mortgage loans in that loan group; and

•
in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the tenth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

•
no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied; and

•
if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans in that loan group and in the other loan groups are satisfied (referred to as the “two-times test”), each senior prepayment percentage will step down prior to the tenth anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates entitled to receive principal distributions as described below under “—Amounts Available for Distributions on the Certificates.”

The Class 1-A-IO, Class 2-A-IO, Class 3-A-IO and Class 4-A-IO Certificates are not entitled to receive any principal distributions.

See “Description of the Certificates—Principal” and “—Notional Amount Certificates” in this free writing prospectus.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally be calculated on a loan group by loan group basis and will consist of the following amounts for the mortgage loans in each loan group (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in the loan group in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in the loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans in the loan group by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to the mortgage loans in the loan group;

•
partial or full prepayments of the mortgage loans in the loan group collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and

•	any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” and “Description of the Certificates—Priority of Distributions Among Certificates”) due to the master servicer;

•	the portion of the trustee fee related to that loan group and due to the trustee;

•	lender paid mortgage insurance premiums, if any;

•
the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in April 2017 and ending on the distribution date in March 2037, if the aggregate stated principal balance of the 40-year mortgage loans as of the due date in the month preceding the month of such distribution date is greater than the 40-year target for such distribution date, an amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the 40-year mortgage loans as of due date in the month preceding the month of such distribution date and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in March 2037, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the master servicer.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by a specified per annum percentage (referred to as the master servicing fee rate). The master servicing fee rate varies from mortgage loan to mortgage loan and ranges from 0.175% per annum to 0.375% per annum prior to the initial adjustment dates for the mortgage loans and ranges from 0.200% per annum to 0.375% per annum after the initial adjustment dates for the mortgage loans. Information regarding the weighted average master servicing fee rate with respect to each of the loan groups can be found under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” in this free writing prospectus. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under “Servicing of Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees, prepayment charges and other similar charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans as described under “Description of the Certificates—Priority of Distributions Among Certificates”.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” and “Description of the Certificates—Priority of Distributions Among Certificates” in this free writing prospectus.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to the final maturity reserve fund, the related final maturity reserve deposit;

•
to interest on the interest-bearing classes of senior certificates (or in the case of the Class 2-A-IO Certificates, the Class 2-A-1 IO and Class 2-A-2 IO Components) related to that loan group, pro rata, based on their respective interest entitlements;

•	to principal of the classes of the senior certificates relating to that loan group (other than the notional amount certificates), in the order and subject to the priorities set forth below;

•
to interest on and principal of, as applicable, the classes of the senior certificates (or in the case of the Class 2-A-IO Certificates, the Class 2-A-1 IO and Class 2-A-2 IO Components) not relating to that loan group, in the order and subject to the priorities described under “Description of the Certificates—Principal—Transfer Payments” in this free writing prospectus;

•	from remaining available funds from all of the loan groups, to interest on the Class M IO and Class B-1 IO Components, pro rata, based on their respective interest entitlements;

•
from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their priority of distribution, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

•	from any remaining available funds, to the Class A-R Certificates.

Principal

On each distribution date, the principal amount related to a loan group will be distributed as described above under “—Priority of Distributions Among Certificates” as principal first with respect to the related classes of senior certificates in an amount up to the related senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount related to a loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, as follows:

•	with respect to loan group 1, sequentially, in the following order of priority:

•	to the Class A-R Certificates, until its class certificate balance is reduced to zero, and

•	to the Class 1-A Certificates until its class certificate balance is reduced to zero;

•
with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero;

•
with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero; and

•
with respect to loan group 4, concurrently, to the Class 4-A-1 and Class 4-A-2 Certificates, pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), each restricted class will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated in the following order or priority:

•
to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero, and

•	to the related classes of senior certificates (other than the notional amount certificates), in the following order, until their respective class certificate balances are reduced to zero:

•	in the case of loan group 1, to the Class 1-A Certificates,

•	in the case of loan group 2, sequentially to the Class 2-A-2 and Class 2-A-1 Certificates, in that order,

•	in the case of loan group 3, sequentially to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, and

•	in the case of loan group 4, sequentially to the Class 4-A-2 and Class 4-A-1 Certificates, in that order.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) related to that loan group in accordance with the priorities set forth above under “—Allocation of Realized Losses.”

Additionally, as described above under “—Principal Payments,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of the principal prepayments between the related senior certificates and the subordinated certificates) will equal or exceed the related senior percentage (which represents the related senior certificates’ pro rata percentage interest in the mortgage loans in the related loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the related senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans in a loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more. In addition, if a mortgage loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans, Inc. due to a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the master servicer will have the option to purchase that mortgage loan until the 270th day following the date on which that mortgage loan becomes subject to that repurchase obligation.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the related master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The reserve fund trust and final maturity reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class 1-A-IO, Class 2-A-IO, Class 3-A-IO, Class 4-A-IO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

Legal Investment

The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that Act.

The Mortgage Pool

Information regarding the Mortgage Loans is set forth in tabular format in Annex A attached to this free writing prospectus.

Set forth in the table below is the approximate percentage of Mortgage Loans in each loan group that were originated by the named originator, in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the applicable loan group as of the cut-off date. The remainder of the Mortgage Loans were originated by unrelated third parties.

Loan Group	Countrywide Home Loans, Inc.	DHI Mortgage Company, Ltd.	Home American Mortgage Corporation	Plaza Home Mortgage Incorporated
Loan Group 1	100.00%	0.00%	0.00%	0.00%
Loan Group 2	52.28%	12.82%	11.68%	10.15%
Loan Group 3	40.86%	4.84%	9.27%	10.91%
Loan Group 4	85.45%	0.51%	0.50%	0.27%

Servicing of Mortgage Loans

Servicing Compensation and Payment of Expenses

The “Expense Fee Rate” is the per annum rate at which the expense fees accrue on the principal balance of each Mortgage Loan. The expense fees consist of

•	the master servicing fee payable to the master servicer in respect of its servicing activities (the “Master Servicing Fee”),

•	fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement, and

•	lender paid mortgage insurance premiums, if any.

The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan. The total expense fee rate will vary from Mortgage Loan to Mortgage Loan. As of the cut-off date, the weighted average Expense Fee Rate for the Mortgage Loans in a loan group on and before and after the related initial Adjustment Dates for all of the Mortgage Loans in such loan group is approximately as follows:

	Weighted Average Expense Fee Rate for the Mortgage Loans in the related Loan Group on and before any related initial Adjustment Date (1)	Weighted Average Expense Fee Rate for the Mortgage Loans in the related Loan Group after all related initial Adjustment Dates (1)
Loan Group 1	0.259000%	0.384000%
Loan Group 2	0.320899%	0.434972%
Loan Group 3	0.256118%	0.350208%
Loan Group 4	0.218002%	0.357233%
___________
(1) Assuming no prepayments.

In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to all or a portion of the Master Servicing Fee. The Master Servicing Fee accrues on the principal balance of each Mortgage Loan at the Master Servicing Fee Rate. As of the cut-off date, the weighted average “Master Servicing Fee Rate” for all Mortgage Loans in a loan group on and before and after the related initial Adjustment Dates for all of the Mortgage Loans in such loan group is approximately as follows:

	Weighted Average Master Servicing Fee Rate for the Mortgage Loans in the related Loan Group on and before any related initial Adjustment Date (1)	Weighted Average Master Servicing Fee Rate for the Mortgage Loans in the related Loan Group after all related initial Adjustment Dates (1)
Loan Group 1	0.250000%	0.375000%
Loan Group 2	0.260928%	0.375000%
Loan Group 3	0.240325%	0.334415%
Loan Group 4	0.205356%	0.344586%
________
(1) Assuming no prepayments.

The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under “—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this free writing prospectus. The master servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on principal prepayments received during that portion of a Prepayment Period from the Due Date in the month of a Distribution Date to the end of the related Prepayment Period (“prepayment interest excess” ), all late payment fees, prepayment charges, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under “Description of the Certificates—Fees and Expenses”.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from March 1, 2007) through the last day of a calendar month will be distributed in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Such a shortfall is referred to as a “prepayment interest shortfall.” Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by the aggregate amount of prepayment interest shortfalls for the Mortgage Loans for the related Distribution Date, subject to a limit equal to one-half of the Master Servicing Fee for that Distribution Date (the “Compensating Interest”). If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess. See “Description of the Certificates—Interest ” in this free writing prospectus.

Certain Modifications and Refinancings

Countrywide Home Loans, without approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2007-HYB2 will consist of the Class 1-A, 1-A IO, Class 2-A-1, Class 2-A-2, Class 2-A-IO, Class 3-A-1, Class 3-A-2, Class 3-A-IO, Class 4-A-1, Class 4-A-2, Class 4-A-IO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page are offered by this free writing prospectus (the “offered certificates”). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates

Senior Certificates	Class 1-A, Class 1-A-IO, Class 2-A-1, Class 2-A-2, Class 2-A-IO, Class 3-A-1, Class 3-A-2, Class 3-A-IO, Class 4-A-1, Class 4-A-2, Class 4-A-IO and Class A-R Certificates

Subordinated Certificates	Class M and Class B Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Notional Amount Certificates	Class 1-A-IO, Class 2-A-IO, Class 3-A-IO and Class 4-A-IO Certificates

Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

Private Certificates	Class B-3, Class B-4 and Class B-5 Certificates

The certificates are generally referred to as the following types:

Class	Type

Class 1-A Certificates	Senior/Variable Pass-Through Rate

Class 1-A-IO Certificates	Senior/Interest-Only/Notional Amount/Variable Pass-Through Rate

Class 2-A-1 Certificates	Super Senior/Variable Pass-Through Rate

Class 2-A-2 Certificates	Senior Support/Variable Pass-Through Rate

Class 2-A-IO Certificates	Senior/Interest-Only/Notional Amount/Variable Pass-Through Rate/ Component

Class 3-A-1 Certificates	Super Senior/Variable Pass-Through Rate

Class 3-A-2 Certificates	Senior Support/Variable Pass-Through Rate

Class 3-A-IO Certificates	Senior/Interest-Only/Notional Amount/Variable Pass-Through Rate/ Component

Class 4-A-1 Certificates	Super Senior/Variable Pass-Through Rate

Class 4-A-2 Certificates	Senior Support/Variable Pass-Through Rate

Class 4-A-IO Certificates	Senior/Interest-Only/Notional Amount/Variable Pass-Through Rate/ Component

Class A-R Certificates	Senior/Variable Pass-Through Rate/Residual

Subordinated Certificates	Subordinate/Variable Pass-Through Rate

The senior certificates (other than the Notional Amount Certificates) will have an initial aggregate Class Certificate Balance of approximately $589,351,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 93.05% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest

Class M	2.55%

Class B-1	1.60%

Class B-2	0.80%

Class B-3	0.85%

Class B-4	0.70%

Class B-5	0.45%

The initial Class Certificate Balances and initial Notional Amounts of the certificates may vary in the aggregate by plus or minus 5%.

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the Notional Amount Certificates) as of any date is the initial Class Certificate Balance of the class reduced by the sum of

•	all amounts previously distributed to holders of certificates of the class as payments of principal, and

•	the amount of Realized Losses allocated to the class;

provided, however, that the Class Certificate Balances of the classes to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries for a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date).

The Class 1-A-IO, Class 2-A-IO, Class 3-A-IO and Class 4-A-IO Certificates and their related components do not have a Class Certificate Balance and are not entitled to any distributions in respect of principal on the Mortgage Loans.

Senior Certificate Groups

The Class 1-A, Class 1-A-IO and Class A-R Certificates relate to loan group 1; the Class 2-A-1 and the Class 2-A-2 Certificates and the Class 2-A-IO Certificates (to the extent of the Class 2-A-1 IO and Class 2-A-2 IO Components) relate to loan group 2; the Class 3-A-1, Class 3-A-2 and Class 3-A-IO Certificates relate to loan group 3; and the Class 4-A-1, Class 4-A-2 and Class 4-A-IO Certificates relate to loan group 4. The classes of senior certificates related to a particular loan group are referred to as a “senior certificate group.”

Subordinated Portions

A portion of each loan group is related to the subordinated certificates (each, a “Subordinated Portion”). The principal balance of each Subordinated Portion (the “Subordinated Portion Balance”) for any Distribution Date will be equal to the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), over the aggregate Class Certificate Balance of the related senior certificates (other than the Notional Amount Certificates) immediately prior to such Distribution Date.

Notional Amount Certificates

The Class 1-A-IO, 2-A-IO, Class 3-A-IO and Class 4-A-IO Certificates are sometimes referred to in this free writing prospectus as the “Notional Amount Certificates.”  Solely for purposes of determining distributions, each class of Notional Amount Certificates (other than the Class 1-A-IO Certificates) will be comprised of the notional amount interest-only components (each, a “Notional Component”) shown in the following table:

Class	Notional Components

Class 1-A-IO Certificates	N/A

Class 2-A-IO Certificates	Class 2-A-1 IO, Class 2-A-2 IO, Class M IO and Class B-1 IO Components

Class 3-A-IO Certificates	Class 3-A-1 IO and Class 3-A-2 IO Components

Class 4-A-IO Certificates	Class 4-A-1 IO and Class 4-A-2 IO Components

The “Component Notional Amount” of each Notional Component will be equal to

•
for any date prior to and including the last day of the interest accrual period for the related Weighted Average Roll Date, the Class Certificate Balance as of such date of the class of Certificates with the same alpha-numeric designation as such Component, and

•	for any date after the last day of that interest accrual period, $0.

As of the closing date, the initial Component Notional Amounts of the Notional Components will be the Class Certificate Balance as of the closing date of the class of Certificates with the same alpha-numeric designation as such Notional Component.

The “Notional Amount” of the Class 2-A-IO, Class 3-A-IO and Class 4-A-IO Certificates will equal

•
for any date prior to and including the last day of the interest accrual period for the related Weighted Average Roll Date, the sum of the Component Notional Amounts for the related Notional Components as of such date, and

•	for any date after the last day of that interest accrual period, $0.

The “Notional Amount” of the Class 1-A-IO Certificates will equal (i) for any date prior to and including the last day of the interest accrual period for the related Weighted Average Roll Date, the Class Certificate Balance as of such date of the Class 1-A Certificates, and (ii) for any date after the last day of that interest accrual period, $0.

Except as provided below, the “Weighted Average Roll Date” for loan group 1, 2, 3 and 4 and each related class or Notional Component of Notional Amount Certificates is the Distribution Date in the month set forth below:

Loan Group	Weighted Average Roll Date
1	October 2009
2	January 2012
3	December 2011
4	March 2014

For the Class 2-A-IO Certificates, the related “Weighted Average Roll Date” is the Distribution Date in January 2012. For the Class 2-A-1 IO and Class 2-A-2 IO Components, the related “Weighted Average Roll Date” is the Distribution Date in January 2012. For the Class M IO and Class B-1 IO Components, the related “Weighted Average Roll Date” is the Distribution Date in December 2011.

As of the closing date, the initial Notional Amounts of the Class 1-A-IO, Class 2-A-IO, Class 3-A-IO and Class 4-A-IO Certificates will be approximately $14,578,000, $138,508,000, $274,757,000 and $187,793,000, respectively, subject to the permitted variance described in this free writing prospectus.

Book-Entry Certificates; Denominations

The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities—Book-Entry Registration of Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities —Book-Entry Registration of Securities” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will initially be established by the master servicer at Countrywide Bank, FSB, which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the Mortgage Loans, including principal prepayments;

•
all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any prepayment interest excess;

•
all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

•	all Substitution Adjustment Amounts; and

•	all Advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors—Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•
to pay to the master servicer the Master Servicing Fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses”;

•
to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

•
to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•
to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•
to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•
to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and to the Final Maturity Reserve Fund as described below under “—Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the Trustee Fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•
to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See “—Reports to Certificateholders” in this free writing prospectus. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the master servicer. If the trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the related Master Servicing Fee Rate for that Mortgage Loan (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that Mortgage Loan	Monthly
Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess	Compensation	Interest payments in connection with certain prepayments on the mortgage loans	Monthly
	• late payment fees, assumption fees and other similar charges (including prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly
	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly

Expenses

Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)
Time to time

Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account	Monthly

__________

(1)
If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)
The Master Servicing Fee Rate varies from Mortgage Loan to Mortgage Loan. Information regarding the weighted average Master Servicing Fee Rate with respect to each of the loan groups can be found under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” in this free writing prospectus. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “Servicing of Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans.”

(4)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each calendar month as to which interest was not paid or advanced on the Mortgage Loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in April 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month of the Distribution Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Notional Amount Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan groups remaining after distributions to the senior certificates related to such other loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for the Distribution Date, in each case after giving effect to distributions on all classes of senior certificates. On each Distribution Date, Available Funds from each loan group shall be distributed in the following order of priority; provided, however, that after the Distribution Date in March 2037, Available Funds shall first be reduced by the amount specified under “ - Final Maturity Reserve Fund - Distribution of Excess Interest”:

•	to the Final Maturity Reserve Fund, the related Final Maturity Reserve Deposit;

•
to interest on each interest-bearing class of senior certificates (or in the case of the Class 2-A-IO Certificates, the Class 2-A-1 IO and Class 2-A-2 IO Components) related to each loan group, concurrently and on a pro rata basis, based on their respective interest distribution amounts;

•
to principal of the classes of senior certificates relating to each loan group (other than the Notional Amount Certificates) then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•
to interest on and principal, as applicable, of the classes of the senior certificates (or in the case of the Class 2-A-IO Certificates, the Class 2-A-1 IO and Class 2-A-2 IO Components) not relating to that loan group (other than, in the case of principal, the Notional Amount Certificates) in the manner, order and priority described in this free writing prospectus under “Description of the Certificates—Principal—Transfer Payments;”

•
from remaining available funds from all of the loan groups, to interest on the Class M IO and Class B-1 IO Components, concurrently and on a pro rata basis, based on their respective interest distribution amounts;

•
from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth in this free writing prospectus under “Description of the Certificates—Interest” and “—Principal;” and

•	from remaining available funds from all of the loan groups, any remaining amounts to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of

•
all scheduled installments of interest (net of the related expense fees, including premiums in respect of lender paid mortgage insurance) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

•
all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period together with interest paid with the prepayments, other than certain excess amounts, and Compensating Interest; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date;

minus

•
amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

plus

•	Transfer Payments Received for such loan group and Distribution Date;

minus

•	Transfer Payments Made from such loan group for such Distribution Date.

Interest

Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates (each, a “pass-through rate”) described below.

The pass-through rate for each class of senior certificates (other than the Class A-R Certificates and the Notional Amount Certificates) for the interest accrual period for any Distribution Date will be a per annum rate equal to (x) the Adjusted Net WAC of the Mortgage Loans in the related loan group, minus (y) the Component Rate of the Notional Component with the same alpha-numeric designation for the same interest accrual period or in the case of the Class 1-A Certificates, the pass-through rate of the Class 1-A-IO Certificates, for the same interest accrual period. The pass-through rates for the interest accrual period related to the first Distribution Date are expected to be approximately as follows:

Class	Pass-Through Rate
Class 1-A	5.376912%
Class 2-A-1	5.475000%
Class 2-A-2	5.576000%
Class 3-A-1	5.472748%
Class 3-A-2	5.575000%
Class 4-A-1	5.536000%
Class 4-A-2	5.691000%

Class A-R Certificates

The pass-through rate for the Class A-R Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the Adjusted Net WAC of the Mortgage Loans in loan group 1. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.526685% per annum.

Notional Amount Certificates

The pass-through rate for the Class 1-A-IO Certificates for the interest accrual period for any Distribution Date (i) on or prior to the related Weighted Average Roll Date, will be 0.149773% per annum and (ii) thereafter, will be 0% per annum.

The pass-through rate for the Class 2-A-IO, Class 3-A-IO and Class 4-A-IO Certificates for the interest accrual period for any Distribution Date

•
on or prior to the related Weighted Average Roll Date, will be the Group 2 Weighted Average Component Rate, the Group 3 Weighted Average Component Rate and the Group 4 Weighted Average Component Rate, respectively, and

•	thereafter, will be 0% per annum.

The pass-through rate for the Class 1-A-IO, Class 2-A-IO, Class 3-A-IO and Class 4-A-IO Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 0.149773%, 0.678690%, 0.738890% and 0.617993% per annum, respectively.

Class M and Class B-1 Certificates:

The pass-through rate for the Class M and Class B-1 Certificates for the interest accrual period for any Distribution Date

•
on or prior to the Distribution Date in December 2011, will be a per annum rate equal to (x) the pass-through rate for the other classes of subordinated certificates described below, minus (y) the Component Rate of the Notional Component with the same alpha-numeric designation for the same interest accrual period, and

•	thereafter, will be a per annum rate equal to the pass-through rate for the other classes of subordinated certificates described below.

The pass-through rate for the Class M and Class B-1 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.570237% and 5.887737% per annum, respectively.

Subordinated Certificates

The pass-through rate for each class of subordinated certificates (other than the Class M and Class B-1 Certificates) for each interest accrual period for any Distribution Date will be a per annum rate equal to

•
the sum of the following for each loan group: the product of (1) the Adjusted Net WAC for the loan group and (2) the related Subordinated Portion Balance immediately prior to that Distribution Date, divided by

•	the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date.

The pass-through rate for the subordinated certificates (other than the Class M and Class B-1 Certificates) for the interest accrual period related to the first Distribution Date is expected to be approximately 6.189872% per annum.

Definitions Related to Pass-Through Rate Calculations.

The “Adjusted Net Mortgage Rate” for a Mortgage Loan is the Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.

The “Component Rate” for a Notional Component and the interest accrual period for any Distribution Date

•	on or prior to the related Weighted Average Roll Date will be a per annum rate equal to the applicable Component Rate set forth in the table below and

•	thereafter, will be 0% per annum.

Component	Component Rate
Class 2-A-1 IO	0.736342%
Class 2-A-2 IO	0.635342%
Class 3-A-1 IO	0.754228%
Class 3-A-2 IO	0.651976%
Class 4-A-1 IO	0.638221%
Class 4-A-2 IO	0.483221%
Class M IO	0.619635%
Class B-1 IO	0.302135%

The “Group 2 Weighted Average Component Rate” for any Distribution Date means a per annum rate equal to the average of the Component Rates of the Class 2-A-1 IO, Class 2-A-2 IO, Class M IO and Class B-1 IO Components, weighted on the basis of their respective Component Notional Amounts for such Distribution Date.

The “Group 3 Weighted Average Component Rate” for any Distribution Date means a per annum rate equal to the average of the Component Rates of the Class 3-A-1 IO and Class 3-A-2 IO Components, weighted on the basis of their respective Component Notional Amounts for such Distribution Date.

The “Group 4 Weighted Average Component Rate” for any Distribution Date means a per annum rate equal to the average of the Component Rates of the Class 4-A-1 IO and Class 4-A-2 IO Components, weighted on the basis of their respective Component Notional Amounts for such Distribution Date.

The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

The “Adjusted Net WAC” for a loan group and any Distribution Date will equal the related Weighted Average Adjusted Net Mortgage Rate minus the related Final Maturity Reserve Rate for that loan group.

The “Final Maturity Reserve Rate” for each loan group and any Distribution Date means a fraction, expressed as a percentage, the numerator of which is equal to the product of (i) the amount, if any, to be deposited in the Final Maturity Reserve Fund on such Distribution Date from interest funds in such loan group and (ii) 12, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in such loan group as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

Interest Entitlement. Interest will accrue at the rate described in this free writing prospectus on the certificates on the basis of a 360-day year divided into twelve 30-day months. With respect to each Distribution Date, the “interest accrual period” for each class of certificates will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days.

On each Distribution Date, to the extent of funds available therefor, each class or component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. The “Interest Distribution Amount” for any class or component and any Distribution Date will be equal to the sum of

•
interest at the applicable pass-through rate or Component Rate for the related interest accrual period on the related Class Certificate Balance, Notional Amount or Component Notional Amount, as the case may be, as of the last day of the related interest accrual period, and

•
the sum of the amounts, if any, by which the amount described in the prior bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”).

Allocation of Interest Shortfalls. The interest entitlement described above for each class or component of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group or loan groups, with respect to the senior certificates (or in the case of the Class 2-A-IO Certificates, the Class 2-A-1 IO and Class 2-A-2 IO Components) and (b) all loan groups, with respect to the subordinated certificates and the Class M IO and Class B-1 IO Components. With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes of the related senior certificates (or in the case of the Class 2-A-IO Certificates, the Class 2-A-1 IO and Class 2-A-2 IO Components) and the classes of subordinated certificates (and the Class M IO and Class B-1 IO Components) entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates or Notional Components would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive, based on each subordinated class’s share of the Subordinated Portion as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

With respect to any Distribution Date, a “net prepayment interest shortfall” for a loan group is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for such other loan groups.

A “prepayment interest shortfall” for any Mortgage Loan for any Distribution Date is the amount by which interest paid by the borrower in connection with a prepayment of principal on that Mortgage Loan during the period beginning on the first day of the related Prepayment Period and ending on the Due Date occurring in such Prepayment Period is less than one month’s interest at the related Mortgage Rate, net of the related Master Servicing Fee Rate, on the Stated Principal Balance of the Mortgage Loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

A “Debt Service Reduction” is a modification of the terms of a Mortgage Loan resulting from a bankruptcy proceeding which reduced the amount of the monthly payment on the related Mortgage Loan. However, a modification will not be considered a Debt Service Reduction so long as the master servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Subordinated Portion Balance for that loan group immediately prior to such Distribution Date; provided, however, on any Distribution Date after the third Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described in this free writing prospectus under “—Priority of Distributions Among Certificates” are not sufficient to make a full distribution of the interest entitlement on the certificates (or in the case of the Class 2-A-IO Certificates, the Notional Components) related to that loan group, interest will be distributed on each class of related certificates (or in the case of the Class 2-A-IO Certificates, Notional Components) of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates or affected Notional Component will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

General. On each Distribution Date, the Principal Amount for each loan group will be distributed first, as principal, as described above under “—Priority of Distributions Among Certificates,” with respect to the related classes of senior certificates (other than the Notional Amount Certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and second, as principal of the subordinated certificates as a portion of the Subordinated Principal Distribution Amount.

The “Principal Amount” for any Distribution Date and loan group will equal the sum of:

•	all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group on the related Due Date,

•
the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

•
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

•
with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

•	all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, and

•	any Subsequent Recoveries on the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date,

plus

•	the principal portion of any Transfer Payments Received for such loan group and Distribution Date,

minus

•	the principal portion of any Transfer Payments Made for such loan group and Distribution Date.

Transfer Payments

Transfer Payments due to disproportionate principal payments. On each Distribution Date prior to the earlier of the Senior Credit Support Depletion Date and the third Senior Termination Date, but after the date on which the aggregate Class Certificate Balance of the senior certificates related to a loan group has been reduced to zero, all principal on the Mortgage Loans in that loan group will be paid pro rata, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage (as defined in this free writing prospectus) for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from a loan group is distributed to the senior certificates related to one or more other loan groups according to this paragraph, the subordinated certificates will not receive that principal amount on that Distribution Date.

Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date) (the “Undercollateralized Group”), then the following will occur:

•
the Available Funds in each other loan group that is not an Undercollateralized Group (each, an “Overcollateralized Group”) will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

•
the portion of the Available Funds in respect of principal on the Mortgage Loans in each such Overcollateralized Group, after distributions of principal to the senior certificates of such Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the senior certificates of each Undercollateralized Group until the aggregate Class Certificate Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

Consequently, the subordinated certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized. If more than one loan group on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the amount by which the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date). If more than one loan group on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the aggregate Class Certificate Balance of the related senior certificates.

On each Distribution Date, the “Transfer Payment” for an Undercollateralized Group will equal the excess, if any, of the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date for such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date), plus interest as described above. The Transfer Payment received by an Undercollateralized Group is referred to as a “Transfer Payment Received.” The Transfer Payment made by an Overcollateralized Group is referred to as a “Transfer Payment Made.”

All or a portion of the distributions to the senior certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates as follows:

•	with respect to loan group 1, sequentially, in the following order:

•	to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero, and

•	to the Class 1-A Certificates, until its Class Certificate Balance is reduced to zero;

•
with respect to loan group 2, concurrently to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero;

•
with respect to loan group 3, concurrently to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero; and

•
with respect to loan group 4, concurrently to the Class 4-A-1 and Class 4-A-2 Certificates, pro rata, based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero.

“Prepayment Period” means with respect to any Distribution Date and Due Date, the period beginning on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, from March 1, 2007) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

The “Senior Principal Distribution Amount” for any Distribution Date on or prior to the Distribution Date in March 2037 and any loan group will equal the sum of

•	the related Senior Percentage of all amounts described in the first through fourth bullet of the definition of Principal Amount for that loan group and that Distribution Date,

•	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•
the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to such Due Date), and

•	the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

•	the related Senior Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date, and

•	the principal portion of any Transfer Payments Received for that loan group and Distribution Date;

On any Distribution Date after the third Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula (or, if applicable, the formula set forth below) based on all the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage Loans in the related loan group.

The “Senior Principal Distribution Amount” for any Distribution Date after the Distribution Date in March 2037 will equal the lesser of (i) the related Principal Amount for such loan group and (ii) the aggregate Class Certificate Balance of the senior certificates related to such loan group.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.

The Stated Principal Balance of a Liquidated Mortgage Loan is zero.

“Deficient Valuation” means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

The “pool principal balance” as of any Due Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on such Due Date.

The “Senior Percentage” for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the senior certificates (other than the related Notional Amount Certificates) of such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date; provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates (other than the related Notional Amount Certificates) of such remaining senior certificate group immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the Notional Amount Certificates) immediately before such Distribution Date.

For any Distribution Date on and prior to the third Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the third Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses on the related Mortgage Loans, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

provided, however, that if any Distribution Date the Senior Percentage of a senior certificate group exceeds the Senior Percentage of such senior certificate group as of the closing date, then the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will equal 100%.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the loan groups:

•
the aggregate Stated Principal Balance of all Mortgage Loans in a loan group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, or (b) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates on the Distribution Date, is less than 50%, and

•	cumulative Realized Losses on all of the Mortgage Loans in each loan group do not exceed

•
commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

Notwithstanding the preceding paragraphs, the Senior Prepayment Percentage for each loan group will decrease prior to the tenth anniversary of the first distribution date (and may be less than the amount set forth above) if the Two Times Test is satisfied. The “Two Times Test” will be satisfied and the Senior Prepayment Percentage for each loan group will be adjusted if:

•
on or before the Distribution Date in March 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

•
after the Distribution Date in March 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

If the Two Times Test is satisfied as in the first bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Distribution Date. If the Two Times Test is satisfied as in the second bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

The “Aggregate Subordinated Percentage” for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to such Due Date).

If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds available therefor, the Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all of the loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date, the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the “Restricted Classes”). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of Subordinated Certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

	Initial Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Senior Certificates	93.05%	6.95%	N/A
Class M	2.55%	4.40%	6.95%
Class B-1	1.60%	2.80%	4.40%
Class B-2	0.80%	2.00%	2.80%
Class B-3	0.85%	1.15%	2.00%
Class B-4	0.70%	0.45%	1.15%
Class B-5	0.45%	0.00%	0.45%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The “Subordinated Principal Distribution Amount” for any loan group and any Distribution Date on or prior to the Distribution Date in March 2037 will equal the sum of

•	the Subordinated Percentage for that loan group of all amounts described in the first through fourth bullets of the definition of Principal Amount for that loan group and that Distribution Date,

•
for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

•	the related Subordinate Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date,

minus

•	the principal portion of any Transfer Payments Made for that loan group.

On any Distribution Date after the third Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above (or, if applicable, the formula set forth below) based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related loan group.

The “Subordinated Principal Distribution Amount” for any loan group and any Distribution Date after the Distribution Date in March 2037 will equal the excess, if any, of the related Principal Amount for that loan group over the related Senior Principal Distribution Amount for such loan group.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

The “Senior Credit Support Depletion Date” is the date on which the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero.

Allocation of Losses

On each Distribution Date, the amount of any Realized Loss with respect to any loan group will be allocated:

•
first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

•
second, to the related classes of senior certificates in the related senior certificate group (other than the Notional Amount Certificates), in the following order, until their respective Class Certificate Balances are reduced to zero:

•	in the case of loan group 1, to the Class 1-A Certificates,

•	in the case of loan group 2, sequentially to the Class 2-A-2 and Class 2-A-1 Certificates, in that order,

•	in the case of loan group 3, sequentially to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, and

•	in the case of loan group 4, sequentially to the Class 4-A-2 and Class 4-A-1 Certificates, in that order.

For purposes of allocating losses to the subordinated certificates, the Class M Certificates have a higher distribution priority than each other class of subordinated certificates.

Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in April 2017 up to and including the Distribution Date in March 2037, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years (the “40-Year Mortgage Loans”), as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in April 2017 up to and including the Distribution Date in March 2037 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the 40-Year Mortgage Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for that Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to that Distribution Date. If on any Distribution Date, a deposit to the Final Maturity Reserve Fund is required, the amount of such deposit shall be funded from interest funds from each loan group, proportionally, based on the ratio of the aggregate Stated Principal Balance of the 40-Year Mortgage Loans in such loan group as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) to the aggregate Stated Principal Balance of all 40-Year Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
April 2017	6,840,361
May 2017	6,743,251
June 2017	6,647,484
July 2017	6,553,042
August 2017	6,459,906
September 2017	6,368,060
October 2017	6,277,485
November 2017	6,188,164
December 2017	6,100,081
January 2018	6,013,217
February 2018	5,927,556
March 2018	5,843,083
April 2018	5,759,780
May 2018	5,677,632
June 2018	5,596,623
July 2018	5,516,737
August 2018	5,437,960
September 2018	5,360,275
October 2018	5,283,668
November 2018	5,208,124
December 2018	5,133,629
January 2019	5,060,168
February 2019	4,987,727
March 2019	4,916,293
April 2019	4,845,851
May 2019	4,776,388
June 2019	4,707,890
July 2019	4,640,345
August 2019	4,573,738
September 2019	4,508,058
October 2019	4,443,292
November 2019	4,379,427
December 2019	4,316,451
January 2020	4,254,351
February 2020	4,193,116
March 2020	4,132,734
April 2020	4,073,193
May 2020	4,014,482
June 2020	3,956,589
July 2020	3,899,503
August 2020	3,843,212
September 2020	3,787,707
October 2020	3,732,976
November 2020	3,679,009
December 2020	3,625,795
January 2021	3,573,324
February 2021	3,521,585
March 2021	3,470,570
April 2021	3,420,266
May 2021	3,370,666
June 2021	3,321,759
July 2021	3,273,536
August 2021	3,225,987
September 2021	3,179,104
October 2021	3,132,876
November 2021	3,087,295
December 2021	3,042,353
January 2022	2,998,039
February 2022	2,954,347
March 2022	2,911,267
April 2022	2,868,790
May 2022	2,826,909
June 2022	2,785,615
July 2022	2,744,900
August 2022	2,704,756
September 2022	2,665,176
October 2022	2,626,152
November 2022	2,587,675
December 2022	2,549,739
January 2023	2,512,336
February 2023	2,475,459
March 2023	2,439,100
April 2023	2,403,252
May 2023	2,367,909
June 2023	2,333,063
July 2023	2,298,707
August 2023	2,264,835
September 2023	2,231,440
October 2023	2,198,516
November 2023	2,166,056
December 2023	2,134,053
January 2024	2,102,501
February 2024	2,071,395
March 2024	2,040,727
April 2024	2,010,493
May 2024	1,980,685
June 2024	1,951,299
July 2024	1,922,327
August 2024	1,893,765
September 2024	1,865,607
October 2024	1,837,847
November 2024	1,810,480
December 2024	1,783,500
January 2025	1,756,903
February 2025	1,730,682
March 2025	1,704,832
April 2025	1,679,349
May 2025	1,654,227
June 2025	1,629,461
July 2025	1,605,047
August 2025	1,580,979
September 2025	1,557,253
October 2025	1,533,864
November 2025	1,510,808
December 2025	1,488,079
January 2026	1,465,673
February 2026	1,443,586
March 2026	1,421,814
April 2026	1,400,351
May 2026	1,379,194
June 2026	1,358,339
July 2026	1,337,780
August 2026	1,317,515
September 2026	1,297,539
October 2026	1,277,848
November 2026	1,258,438
December 2026	1,239,306
January 2027	1,220,446
February 2027	1,201,857
March 2027	1,183,533
April 2027 and thereafter	0

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in April 2017 will equal the aggregate Stated Principal Balance of all outstanding 40-Year Mortgage Loans as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments received during the Prepayment Period related to that Due Date).

On the Distribution Date in March 2037, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) concurrently, to the classes of senior certificates, pro-rata, until their respective Class Certificate Balances have been reduced to zero;

(2) sequentially, to the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, in reduction of their respective Class Certificate Balances, in each case, until reduced to zero; and

(3) any remaining amounts to the master servicer.

Distribution of Excess Interest.

On each Distribution Date after the Distribution Date in March 2037, if the Class Certificate Balances of the senior and subordinated certificates (other than the certificates held directly or indirectly by the master servicer) have not been reduced to zero, then from any Available Funds from the Mortgage Loans an amount equal to (1) the product of (a) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans, (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding such Distribution Date over the aggregate Class Certificate Balance of the outstanding senior and subordinated certificates (other than the certificates held directly or indirectly by the master servicer) prior to such Distribution Date and (c) one-twelfth, minus (2) any related interest shortfalls, will be used to make principal payments in the following order of priority:

(1) concurrently, to the classes of senior certificates (other than the certificates held directly or indirectly by the master servicer) pro-rata, until their respective Class Certificate Balances have been reduced to zero;

(2) sequentially, to the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (other than the certificates held directly or indirectly by the master servicer), in that order, in reduction of their respective Class Certificate Balances, in each case, until reduced to zero; and

(3) any remaining amounts to the master servicer.

If the Mortgage Loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the master servicer after application of the purchase price pursuant to the exercise of the optional termination.

MORTGAGE LOANS

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5/35 Six-Month LIBOR	2	361,242	0.06	180,621	6.875	477	734	84.91	95.09
5/1 One-Year CMT	16	3,244,297	0.51	202,769	5.988	363	702	87.25	87.25
5/1 One-Year CMT - Interest Only	4	1,354,315	0.21	338,579	6.108	355	671	80.00	94.69
7/1 One-Year CMT	4	1,893,933	0.30	473,483	6.147	374	678	73.37	73.37
7/1 One-Year CMT - Interest Only	6	1,495,872	0.24	249,312	6.574	356	747	79.88	92.08
5/25 Six-Month LIBOR	63	13,550,756	2.14	215,091	7.112	358	696	74.96	87.44
5/25 Six-Month LIBOR - Interest Only	652	195,163,106	30.81	299,330	6.745	357	706	77.76	91.30
7/23 Six-Month LIBOR	1	212,366	0.03	212,366	8.500	358	689	80.00	100.00
7/23 Six-Month LIBOR - Interest Only	36	21,436,986	3.38	595,472	6.382	358	724	68.73	74.61
10/20 Six-Month LIBOR - Interest Only	2	887,000	0.14	443,500	6.584	359	712	73.29	76.58
5/1 One-Year LIBOR	104	29,052,785	4.59	279,354	6.116	428	711	74.28	79.00
5/1 One-Year LIBOR - Interest Only	447	188,823,922	29.81	422,425	6.208	362	717	76.67	85.03
7/1 One-Year LIBOR	14	8,493,257	1.34	606,661	6.216	378	697	70.29	72.73
7/1 One-Year LIBOR - Interest Only	262	162,049,453	25.59	618,509	6.397	360	717	72.64	78.23
10/1 One-Year LIBOR	9	1,986,282	0.31	220,698	6.509	475	663	77.58	81.27
10/1 One-Year LIBOR - Interest Only	11	3,364,591	0.53	305,872	6.471	432	723	76.39	83.58
Total	1,633	$633,370,163	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50,000.00	2	81,408	0.01	40,704	8.312	358	702	83.43	94.37
50,000.01 - 100,000.00	49	3,988,370	0.63	81,395	6.890	373	716	74.37	84.65
100,000.01 - 150,000.00	138	17,555,414	2.77	127,213	6.731	376	697	76.34	87.28
150,000.01 - 200,000.00	201	35,483,171	5.60	176,533	6.798	372	706	77.69	89.13
200,000.01 - 250,000.00	226	50,893,404	8.04	225,192	6.626	371	705	79.22	92.03
250,000.01 - 300,000.00	163	44,688,295	7.06	274,161	6.538	372	704	77.61	89.49
300,000.01 - 350,000.00	110	35,693,677	5.64	324,488	6.481	372	706	78.23	89.45
350,000.01 - 400,000.00	107	40,323,213	6.37	376,852	6.443	369	706	78.16	89.17
400,000.01 - 450,000.00	110	46,923,977	7.41	426,582	6.375	361	709	76.98	87.35
450,000.01 - 500,000.00	129	61,478,549	9.71	476,578	6.366	363	717	76.45	84.05
500,000.01 - 550,000.00	78	40,759,829	6.44	522,562	6.441	360	710	77.51	87.31
550,000.01 - 600,000.00	77	44,397,111	7.01	576,586	6.450	359	721	77.49	84.77
600,000.01 - 650,000.00	73	46,269,766	7.31	633,832	6.488	359	713	75.11	82.91
650,000.01 - 700,000.00	19	12,852,106	2.03	676,427	6.129	358	728	72.79	76.53
700,000.01 - 750,000.00	20	14,575,302	2.30	728,765	6.383	357	713	72.92	81.27
750,000.01 - 1,000,000.00	89	80,026,805	12.64	899,178	6.332	357	714	70.85	77.78
1,000,000.01 - 1,500,000.00	36	44,726,265	7.06	1,242,396	6.095	361	732	70.26	72.27
1,500,000.01 - 2,000,000.00	3	5,499,950	0.87	1,833,317	6.427	357	730	60.35	63.31
Greater than 2,000,000.00	3	7,153,550	1.13	2,384,517	6.808	354	713	65.06	83.07
Total	1,633	$633,370,163	100.00%

________
(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $387,857.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50,000.00	2	81,408	0.01	40,704	8.312	358	702	83.43	94.37
50,000.01 - 100,000.00	49	3,988,370	0.63	81,395	6.890	373	716	74.37	84.65
100,000.01 - 150,000.00	139	17,705,414	2.80	127,377	6.730	376	698	76.09	86.93
150,000.01 - 200,000.00	199	35,179,806	5.55	176,783	6.798	372	705	77.98	89.51
200,000.01 - 250,000.00	227	51,046,770	8.06	224,876	6.627	371	705	79.11	91.88
250,000.01 - 300,000.00	163	44,688,295	7.06	274,161	6.538	372	704	77.61	89.49
300,000.01 - 350,000.00	110	35,693,677	5.64	324,488	6.481	372	706	78.23	89.45
350,000.01 - 400,000.00	106	39,948,213	6.31	376,870	6.439	369	706	78.15	89.16
400,000.01 - 450,000.00	109	46,474,926	7.34	426,375	6.385	361	709	76.96	87.43
450,000.01 - 500,000.00	129	61,427,736	9.70	476,184	6.368	364	717	76.51	84.11
500,000.01 - 550,000.00	78	40,710,780	6.43	521,933	6.435	360	710	77.35	87.15
550,000.01 - 600,000.00	78	44,946,022	7.10	576,231	6.442	359	721	77.58	84.77
600,000.01 - 650,000.00	73	46,269,766	7.31	633,832	6.488	359	713	75.11	82.91
650,000.01 - 700,000.00	19	12,852,106	2.03	676,427	6.129	358	728	72.79	76.53
700,000.01 - 750,000.00	20	14,575,302	2.30	728,765	6.383	357	713	72.92	81.27
750,000.01 - 1,000,000.00	88	78,416,910	12.38	891,101	6.332	357	713	71.29	78.04
1,000,000.01 - 1,500,000.00	38	46,711,160	7.38	1,229,241	6.110	361	732	69.62	72.17
1,500,000.01 - 2,000,000.00	3	5,499,950	0.87	1,833,317	6.427	357	730	60.35	63.31
Greater than 2,000,000.00	3	7,153,550	1.13	2,384,517	6.808	354	713	65.06	83.07
Total	1,633	$633,370,163	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Alabama	1	357,447	0.06	357,447	5.625	329	794	80.00	95.00
Arizona	129	33,070,317	5.22	256,359	6.683	361	708	76.73	87.73
California	637	316,433,530	49.96	496,756	6.286	363	716	75.52	84.27
Colorado	40	12,899,589	2.04	322,490	6.448	356	723	74.10	83.34
Connecticut	12	4,560,600	0.72	380,050	6.499	389	664	75.14	79.95
Delaware	1	1,198,777	0.19	1,198,777	5.875	359	686	60.00	60.00
District of Columbia	2	837,000	0.13	418,500	6.437	356	666	65.95	65.95
Florida	124	39,342,614	6.21	317,279	6.695	376	707	75.35	83.01
Georgia	46	11,405,160	1.80	247,938	6.645	364	707	79.10	89.98
Hawaii	8	5,601,347	0.88	700,168	6.378	357	709	79.48	84.09
Idaho	13	2,453,100	0.39	188,700	6.543	358	735	76.17	84.93
Illinois	34	10,731,510	1.69	315,633	6.645	365	722	77.02	84.76
Indiana	2	503,078	0.08	251,539	6.807	379	704	79.09	95.46
Iowa	1	126,250	0.02	126,250	5.875	480	786	94.92	94.92
Kansas	2	1,507,792	0.24	753,896	6.065	358	706	55.09	58.55
Kentucky	3	826,169	0.13	275,390	5.763	369	675	83.47	83.47
Louisiana	1	166,739	0.03	166,739	7.250	351	682	80.00	95.00
Maine	1	140,000	0.02	140,000	6.500	480	674	80.00	80.00
Maryland	32	9,899,710	1.56	309,366	6.686	381	690	78.21	85.30
Massachusetts	30	15,158,380	2.39	505,279	6.461	364	709	69.29	77.17
Michigan	11	2,621,611	0.41	238,328	6.875	365	710	82.98	87.19
Minnesota	16	4,333,067	0.68	270,817	6.853	355	716	74.25	85.46
Missouri	12	2,207,070	0.35	183,923	6.881	358	707	80.91	89.25
Nevada	165	47,243,475	7.46	286,324	6.633	360	709	77.27	91.46
New Hampshire	7	2,987,958	0.47	426,851	6.449	363	706	74.68	79.55
New Jersey	20	8,928,314	1.41	446,416	6.730	374	723	73.55	78.49
New Mexico	12	2,436,046	0.38	203,004	6.934	371	704	75.99	89.36
New York	19	15,727,179	2.48	827,746	6.324	364	721	68.79	73.87
North Carolina	17	5,684,374	0.90	334,375	6.371	361	723	76.06	82.64
Ohio	9	2,091,107	0.33	232,345	7.246	361	685	82.11	88.79
Oklahoma	1	138,499	0.02	138,499	5.500	354	651	53.37	53.37
Oregon	44	11,634,552	1.84	264,422	6.812	361	705	77.19	88.01
Pennsylvania	9	2,906,981	0.46	322,998	6.254	371	709	74.91	80.04
Rhode Island	6	2,287,174	0.36	381,196	6.594	378	737	78.47	85.66
South Carolina	7	2,232,347	0.35	318,907	6.427	394	688	76.32	85.02
Tennessee	6	1,392,611	0.22	232,102	6.378	365	673	80.40	86.50
Texas	28	6,927,775	1.09	247,421	6.994	358	697	79.54	90.90
Utah	26	7,167,232	1.13	275,663	7.031	357	705	74.15	87.61
Virginia	39	14,851,787	2.34	380,815	6.328	358	706	77.47	89.96
Washington	57	19,710,184	3.11	345,793	6.611	364	718	75.34	80.52
West Virginia	1	171,712	0.03	171,712	5.750	477	678	42.57	42.57
Wyoming	2	2,470,000	0.39	1,235,000	6.051	358	688	59.26	59.26
Total	1,633	$633,370,163	100.00%
_________
(1)	As of the cut-off date, no more than approximately 0.789% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	53	25,167,543	3.97	474,859	6.290	361	719	42.12	49.89
50.01 - 55.00	18	7,783,235	1.23	432,402	6.176	365	711	52.72	56.81
55.01 - 60.00	33	16,855,929	2.66	510,786	6.071	365	719	58.35	62.11
60.01 - 65.00	51	26,162,643	4.13	512,993	6.357	367	710	63.22	67.43
65.01 - 70.00	116	60,075,318	9.49	517,891	6.394	366	711	68.66	74.00
70.01 - 75.00	118	59,793,203	9.44	506,722	6.564	363	723	73.85	79.48
75.01 - 80.00	1,130	407,239,267	64.30	360,389	6.457	363	711	79.70	91.00
80.01 - 85.00	18	5,517,697	0.87	306,539	6.416	379	711	84.32	84.32
85.01 - 90.00	60	15,787,162	2.49	263,119	6.745	377	687	89.36	89.41
90.01 - 95.00	24	6,252,701	0.99	260,529	6.803	365	725	94.30	94.30
95.01 - 100.00	12	2,735,464	0.43	227,955	6.344	355	710	98.80	98.80
Total	1,633	$633,370,163	100.00%
_________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 75.53%.
(2)	Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

Combined Loan-to-Value Ratios(1)

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 -50.00	45	16,924,979	2.67	376,111	6.228	363	716	41.89	42.47
50.01 -55.00	18	8,842,685	1.40	491,260	6.197	364	729	49.41	53.00
55.01 -60.00	30	15,683,718	2.48	522,791	6.021	365	720	56.67	57.98
60.01 -65.00	43	21,060,393	3.33	489,777	6.343	370	707	62.78	63.01
65.01 -70.00	79	42,777,076	6.75	541,482	6.321	369	716	68.69	68.74
70.01 -75.00	86	44,413,111	7.01	516,432	6.378	364	726	72.07	73.36
75.01 -80.00	302	139,601,428	22.04	462,256	6.371	363	713	77.93	79.38
80.01 -85.00	41	18,338,841	2.90	447,289	6.494	367	711	77.20	83.98
85.01 -90.00	235	99,433,070	15.70	423,119	6.484	365	712	79.62	89.47
90.01 -95.00	143	44,931,662	7.09	314,207	6.681	370	704	81.23	94.73
95.01 -100.00	611	181,363,200	28.63	296,830	6.548	360	709	79.86	99.83
Total	1,633	$633,370,163	100.00%
_________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3.001 - 3.500	1	308,000	0.05	308,000	3.500	355	745	80.00	80.00
3.501 - 4.000	5	2,333,327	0.37	466,665	3.967	355	703	80.00	92.75
4.001 - 4.500	2	1,282,953	0.20	641,477	4.472	385	758	75.61	81.71
4.501 - 5.000	42	17,997,135	2.84	428,503	4.899	370	721	77.70	88.08
5.001 - 5.500	72	27,306,367	4.31	379,255	5.359	363	720	76.89	87.02
5.501 - 6.000	265	116,684,585	18.42	440,319	5.852	364	716	73.07	79.98
6.001 - 6.500	491	221,620,052	34.99	451,365	6.326	363	718	74.66	82.48
6.501 - 7.000	435	154,939,773	24.46	356,183	6.800	365	708	76.09	85.76
7.001 - 7.500	183	51,597,880	8.15	281,956	7.340	364	696	79.02	90.33
7.501 - 8.000	86	24,187,155	3.82	281,246	7.784	361	692	78.39	92.08
8.001 - 8.500	39	10,814,216	1.71	277,288	8.259	358	698	79.74	92.82
8.501 - 9.000	12	4,298,718	0.68	358,227	8.774	358	699	78.45	94.01
Total	1,633	$633,370,163	100.00%
_________
(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.446% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.432% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	843	335,485,623	52.97	397,966	6.453	364	708	74.45	82.72
Planned Unit Development	530	191,172,464	30.18	360,703	6.391	362	714	77.69	88.76
Low-rise Condominium	155	54,715,111	8.64	353,001	6.459	360	720	76.85	84.75
2-4 Family Residence	66	30,638,734	4.84	464,223	6.720	383	720	73.65	81.78
High-rise Condominium	32	18,967,559	2.99	592,736	6.410	360	728	73.39	77.04
Cooperative	2	1,232,500	0.19	616,250	6.156	354	738	67.35	72.06
Townhouse	4	969,800	0.15	242,450	6.596	357	772	63.20	74.77
Manufactured Housing	1	188,372	0.03	188,372	6.375	352	656	86.28	86.28
Total	1,633	$633,370,163	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Purchase	966	340,241,974	53.72	352,217	6.460	361	716	78.35	91.25
Refinance (Cash-Out)	425	177,299,525	27.99	417,175	6.468	368	702	71.68	75.70
Refinance (Rate/Term)	242	115,828,665	18.29	478,631	6.372	367	717	73.16	77.98
Total	1,633	$633,370,163	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	1,226	503,334,839	79.47	410,550	6.336	364	708	75.77	85.19
Investment Property	266	69,123,547	10.91	259,863	7.172	364	723	73.25	80.74
Secondary Residence	141	60,911,777	9.62	431,998	6.534	360	732	76.18	82.81
Total	1,633	$633,370,163	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
480	53	12,649,403	2.00	238,668	6.405	690	77.59	86.04
479	11	3,998,679	0.63	363,516	5.921	754	72.82	75.91
478	3	828,959	0.13	276,320	6.641	719	65.44	65.44
477	36	8,389,633	1.32	233,045	6.263	690	74.17	79.96
476	15	4,287,371	0.68	285,825	6.125	704	76.95	81.77
475	7	1,666,372	0.26	238,053	6.070	710	74.95	77.68
474	7	1,601,569	0.25	228,796	6.809	685	74.16	74.16
473	10	2,974,384	0.47	297,438	6.573	697	78.04	82.06
472	1	112,000	0.02	112,000	6.375	684	80.00	100.00
471	1	290,704	0.05	290,704	6.375	730	80.00	80.00
360	137	76,656,174	12.10	559,534	6.504	706	73.17	78.87
359	226	97,854,811	15.45	432,986	6.614	716	73.36	80.11
358	505	175,019,665	27.63	346,574	6.460	712	77.13	89.64
357	177	76,538,408	12.08	432,420	6.311	723	75.99	85.29
356	149	67,522,379	10.66	453,170	6.403	713	76.07	83.72
355	147	54,227,999	8.56	368,898	6.422	709	77.73	87.08
354	76	23,009,712	3.63	302,759	6.661	713	76.31	83.91
353	8	2,492,864	0.39	311,608	6.302	709	76.21	89.30
352	6	1,768,481	0.28	294,747	6.872	708	76.14	77.55
351	5	1,337,411	0.21	267,482	6.013	697	79.50	85.34
350	4	3,846,619	0.61	961,655	6.791	692	54.27	80.40
346	1	629,966	0.10	629,966	7.375	704	26.25	26.25
335	1	169,787	0.03	169,787	5.875	714	80.00	100.00
334	26	5,925,262	0.94	227,895	5.885	707	75.52	84.22
333	1	131,128	0.02	131,128	5.875	766	80.00	86.10
332	3	495,447	0.08	165,149	5.678	660	78.73	82.99
331	1	405,716	0.06	405,716	5.125	799	80.00	80.00
330	10	5,027,512	0.79	502,751	5.755	748	73.29	79.01
329	4	2,433,274	0.38	608,319	5.635	717	80.00	82.20
328	2	1,078,476	0.17	539,238	5.994	732	74.87	94.87
Total	1,633	$633,370,163	100.00%
_________
(1)  As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 364 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Reduced	590	238,837,612	37.71	404,810	6.535	365	711	73.71	82.91
Full/Alternative	477	192,050,517	30.32	402,622	6.174	365	711	77.08	84.86
No Ratio	230	73,634,392	11.63	320,150	6.995	359	700	78.63	92.90
Preferred	105	57,577,185	9.09	548,354	6.011	363	742	75.49	81.01
Stated Income/Stated Asset	105	35,183,993	5.56	335,086	6.579	359	696	74.57	84.44
No Income/No Asset	122	33,771,499	5.33	276,816	6.821	361	717	74.45	81.99
Fannie Mae Desktop Underwriter (1)	3	1,913,885	0.30	637,962	5.799	355	759	67.44	67.44
Streamlined	1	401,080	0.06	401,080	5.875	359	646	69.82	69.82
Total	1,633	$633,370,163	100.00%
_________
(1)  Fannie Mae Desktop Underwriter is an automated underwriting system.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
601 - 620	17	3,974,286	0.63	233,782	6.696	362	614	73.65	82.68
621 - 640	101	33,452,424	5.28	331,212	6.585	375	631	76.12	83.89
641 - 660	147	49,248,805	7.78	335,026	6.667	368	650	77.12	85.23
661 - 680	209	78,923,681	12.46	377,625	6.571	364	671	74.92	85.30
681 - 700	266	98,815,318	15.60	371,486	6.518	362	690	75.34	85.51
701 - 720	241	95,439,602	15.07	396,015	6.395	363	709	76.90	86.28
721 - 740	215	87,765,860	13.86	408,213	6.434	362	730	75.01	84.43
741 - 760	166	74,374,087	11.74	448,037	6.303	363	750	74.62	82.77
761 - 780	147	58,710,525	9.27	399,391	6.295	361	769	76.36	84.52
781 - 800	110	46,808,393	7.39	425,531	6.287	366	789	74.34	80.26
801 - 820	14	5,857,183	0.92	418,370	6.355	357	807	69.94	80.17
Total	1,633	$633,370,163	100.00%
_________
(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans was approximately 712.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	1,082	436,453,156	68.91	403,376	6.368	361	715	75.26	83.93
6	18	4,553,804	0.72	252,989	7.023	358	690	75.40	86.35
7	10	2,653,495	0.42	265,350	7.877	359	682	80.00	99.06
12	169	82,510,786	13.03	488,230	6.382	371	708	75.87	83.07
24	11	2,272,425	0.36	206,584	6.805	358	690	79.75	99.55
36	294	88,403,861	13.96	300,693	6.835	365	705	76.79	88.36
60	49	16,522,637	2.61	337,197	6.316	390	705	73.11	80.06
Total	1,633	$633,370,163	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
28	2	1,078,476	0.17	539,238	5.994	328	732	74.87	94.87
29	4	2,433,274	0.38	608,319	5.635	329	717	80.00	82.20
30	10	5,027,512	0.79	502,751	5.755	330	748	73.29	79.01
31	1	405,716	0.06	405,716	5.125	331	799	80.00	80.00
32	3	495,447	0.08	165,149	5.678	332	660	78.73	82.99
33	1	131,128	0.02	131,128	5.875	333	766	80.00	86.10
34	26	5,925,262	0.94	227,895	5.885	334	707	75.52	84.22
35	1	169,787	0.03	169,787	5.875	335	714	80.00	100.00
46	1	629,966	0.10	629,966	7.375	346	704	26.25	26.25
50	4	3,846,619	0.61	961,655	6.791	350	692	54.27	80.40
51	3	605,091	0.10	201,697	6.468	351	743	74.15	87.06
52	3	1,322,000	0.21	440,667	6.875	352	728	71.84	73.72
53	7	2,801,676	0.44	400,239	6.377	383	718	76.05	87.20
54	74	22,617,728	3.57	305,645	6.709	361	713	76.39	83.59
55	142	51,087,389	8.07	359,770	6.401	357	710	77.94	87.43
56	137	57,241,702	9.04	417,823	6.382	362	716	77.05	85.50
57	169	59,333,342	9.37	351,085	6.350	371	713	75.78	86.26
58	456	143,915,255	22.72	315,604	6.512	359	708	78.25	92.03
59	159	49,089,453	7.75	308,739	6.749	366	713	76.22	84.78
60	85	23,393,601	3.69	275,219	6.464	423	694	79.67	85.60
75	2	848,632	0.13	424,316	6.046	392	677	80.00	80.00
76	1	106,994	0.02	106,994	7.875	352	660	80.00	80.00
77	3	411,318	0.06	137,106	6.644	404	723	80.00	97.85
78	6	1,469,635	0.23	244,939	6.200	354	677	68.89	76.99
79	13	4,916,324	0.78	378,179	6.463	365	697	75.98	81.05
80	22	13,524,988	2.14	614,772	6.435	360	699	72.10	75.80
81	42	25,174,063	3.97	599,382	6.208	361	735	75.92	81.33
82	55	32,180,900	5.08	585,107	6.210	358	727	72.21	78.38
83	74	51,037,037	8.06	689,690	6.435	362	721	70.46	75.19
84	105	65,911,976	10.41	627,733	6.499	361	707	71.70	77.86
112	1	112,000	0.02	112,000	6.375	472	684	80.00	100.00
113	7	2,087,244	0.33	298,178	6.594	473	678	76.51	79.38
114	2	322,538	0.05	161,269	7.445	474	760	79.75	79.75
115	2	394,984	0.06	197,492	6.486	475	664	80.00	84.24
116	3	795,872	0.13	265,291	6.187	476	673	71.21	75.40
117	2	420,635	0.07	210,318	6.043	477	704	73.85	79.36
118	1	377,600	0.06	377,600	6.500	358	739	80.00	100.00
119	4	1,727,000	0.27	431,750	6.474	359	737	76.55	83.11
Total	1,633	$633,370,163	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	1,578	617,776,527	97.54	391,493	6.431	364	713	75.30	84.23
3.001 - 4.000	51	14,416,315	2.28	282,673	6.983	361	696	85.14	94.16
4.001 - 5.000	2	193,419	0.03	96,709	8.141	358	718	77.87	100.00
5.001 - 6.000	1	640,000	0.10	640,000	8.125	355	632	80.00	98.75
6.001 - 7.000	1	343,901	0.05	343,901	6.875	355	689	76.45	76.45
Total	1,633	$633,370,163	100.00%
_________
(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 2.375%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
8.001 - 9.000	5	2,333,327	0.37	466,665	3.967	355	703	80.00	92.75
9.001 - 10.000	45	19,588,088	3.09	435,291	4.849	371	724	77.60	87.54
10.001 - 11.000	274	120,934,046	19.09	441,365	5.751	366	717	73.73	81.37
11.001 - 12.000	716	307,424,892	48.54	429,364	6.438	365	714	74.88	82.87
12.001 - 13.000	448	144,461,523	22.81	322,459	6.939	360	707	77.06	87.68
13.001 - 14.000	124	32,559,829	5.14	262,579	7.674	358	695	79.64	92.64
14.001 - 15.000	21	6,068,457	0.96	288,974	8.526	357	702	77.77	94.71
Total	1,633	$633,370,163	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
July 2009	2	1,078,476	0.17	539,238	5.994	328	732	74.87	94.87
August 2009	4	2,433,274	0.38	608,319	5.635	329	717	80.00	82.20
September 2009	10	5,027,512	0.79	502,751	5.755	330	748	73.29	79.01
October 2009	1	405,716	0.06	405,716	5.125	331	799	80.00	80.00
November 2009	3	495,447	0.08	165,149	5.678	332	660	78.73	82.99
December 2009	1	131,128	0.02	131,128	5.875	333	766	80.00	86.10
January 2010	26	5,925,262	0.94	227,895	5.885	334	707	75.52	84.22
February 2010	1	169,787	0.03	169,787	5.875	335	714	80.00	100.00
January 2011	1	629,966	0.10	629,966	7.375	346	704	26.25	26.25
May 2011	4	3,846,619	0.61	961,655	6.791	350	692	54.27	80.40
June 2011	3	605,091	0.10	201,697	6.468	351	743	74.15	87.06
July 2011	3	1,322,000	0.21	440,667	6.875	352	728	71.84	73.72
August 2011	7	2,801,676	0.44	400,239	6.377	383	718	76.05	87.20
September 2011	74	22,617,728	3.57	305,645	6.709	361	713	76.39	83.59
October 2011	142	51,087,389	8.07	359,770	6.401	357	710	77.94	87.43
November 2011	137	57,241,702	9.04	417,823	6.382	362	716	77.05	85.50
December 2011	169	59,333,342	9.37	351,085	6.350	371	713	75.78	86.26
January 2012	456	143,915,255	22.72	315,604	6.512	359	708	78.25	92.03
February 2012	159	49,089,453	7.75	308,739	6.749	366	713	76.22	84.78
March 2012	78	21,816,451	3.44	279,698	6.494	421	696	79.49	85.44
April 2012	7	1,577,150	0.25	225,307	6.042	443	658	82.23	87.74
June 2013	2	848,632	0.13	424,316	6.046	392	677	80.00	80.00
July 2013	1	106,994	0.02	106,994	7.875	352	660	80.00	80.00
August 2013	3	411,318	0.06	137,106	6.644	404	723	80.00	97.85
September 2013	6	1,469,635	0.23	244,939	6.200	354	677	68.89	76.99
October 2013	13	4,916,324	0.78	378,179	6.463	365	697	75.98	81.05
November 2013	22	13,524,988	2.14	614,772	6.435	360	699	72.10	75.80
December 2013	42	25,174,063	3.97	599,382	6.208	361	735	75.92	81.33
January 2014	55	32,180,900	5.08	585,107	6.210	358	727	72.21	78.38
February 2014	74	51,037,037	8.06	689,690	6.435	362	721	70.46	75.19
March 2014	105	65,911,976	10.41	627,733	6.499	361	707	71.70	77.86
July 2016	1	112,000	0.02	112,000	6.375	472	684	80.00	100.00
August 2016	7	2,087,244	0.33	298,178	6.594	473	678	76.51	79.38
September 2016	2	322,538	0.05	161,269	7.445	474	760	79.75	79.75
October 2016	2	394,984	0.06	197,492	6.486	475	664	80.00	84.24
November 2016	3	795,872	0.13	265,291	6.187	476	673	71.21	75.40
December 2016	2	420,635	0.07	210,318	6.043	477	704	73.85	79.36
January 2017	1	377,600	0.06	377,600	6.500	358	739	80.00	100.00
February 2017	4	1,727,000	0.27	431,750	6.474	359	737	76.55	83.11
Total	1,633	$633,370,163	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	1,534	606,315,567	95.73	395,251	6.423	364	713	75.27	84.07
3.001 - 4.000	50	14,303,856	2.26	286,077	6.969	361	696	85.10	94.19
4.001 - 5.000	2	193,419	0.03	96,709	8.141	358	718	77.87	100.00
5.001 - 6.000	3	1,070,994	0.17	356,998	7.457	356	677	80.00	91.20
6.001 - 7.000	34	9,264,342	1.46	272,481	6.652	362	715	77.89	93.50
7.001 - 8.000	5	1,539,486	0.24	307,897	7.512	357	684	73.03	92.19
8.001 - 9.000	5	682,499	0.11	136,500	8.574	358	661	78.42	87.77
Total	1,633	$633,370,163	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	8	1,546,128	0.24	193,266	5.836	354	686	98.34	98.34
2.000	21	5,856,526	0.92	278,882	5.837	354	705	73.91	77.54
3.000	2	635,950	0.10	317,975	6.378	359	705	77.45	100.00
5.000	1,205	505,515,693	79.81	419,515	6.375	366	714	75.15	83.38
6.000	397	119,815,866	18.92	301,803	6.784	355	707	76.95	89.18
Total	1,633	$633,370,163	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	357	112,654,949	17.79	315,560	6.523	357	714	76.62	87.97
2.000	1,275	520,567,814	82.19	408,288	6.430	365	712	75.30	83.71
2.250	1	147,400	0.02	147,400	6.375	356	747	79.98	94.96
Total	1,633	$633,370,163	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	213	58,794,918	9.28	276,032	6.380	401	702	74.74	80.56
60	205	74,658,646	11.79	364,189	6.187	354	723	75.40	84.71
84	67	41,940,928	6.62	625,984	6.331	360	716	71.59	77.15
120	1,148	457,975,671	72.31	398,934	6.507	361	712	76.02	85.61
Total	1,633	$633,370,163	100.00%

LOAN GROUP 1

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5/25 Six-Month LIBOR - Interest Only	13	5,127,904	32.73	394,454	6.027	331	722	74.67	84.92
5/1 One-Year LIBOR	3	1,540,603	9.83	513,534	5.298	330	745	66.80	66.80
5/1 One-Year LIBOR - Interest Only	32	8,998,094	57.43	281,190	5.732	332	723	77.91	84.69
Total	48	$15,666,601	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	3	244,375	1.56	81,458	6.134	334	709	74.38	81.32
100,000.01 - 150,000.00	8	999,903	6.38	124,988	5.858	333	693	79.37	92.95
150,000.01 - 200,000.00	6	1,034,420	6.60	172,403	5.632	334	715	76.65	86.39
200,000.01 - 250,000.00	4	894,708	5.71	223,677	5.693	334	724	77.07	93.94
250,000.01 - 300,000.00	2	540,999	3.45	270,499	5.683	333	708	78.99	78.99
300,000.01 - 350,000.00	7	2,320,993	14.81	331,570	5.630	332	728	74.04	81.54
350,000.01 - 400,000.00	4	1,464,988	9.35	366,247	5.817	332	717	74.51	78.17
400,000.01 - 450,000.00	2	813,484	5.19	406,742	5.501	330	787	80.00	89.83
450,000.01 - 500,000.00	4	1,919,090	12.25	479,773	6.094	332	722	72.72	72.72
500,000.01 - 550,000.00	1	525,570	3.35	525,570	6.250	328	729	80.00	100.00
550,000.01 - 600,000.00	2	1,129,418	7.21	564,709	5.303	329	744	60.56	70.35
600,000.01 - 650,000.00	2	1,274,825	8.14	637,412	5.935	330	729	80.00	90.09
750,000.01 - 1,000,000.00	3	2,503,828	15.98	834,609	5.868	329	717	80.00	83.15
Total	48	$15,666,601	100.00%
_________
(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 1 was approximately $326,388.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	3	244,375	1.56	81,458	6.134	334	709	74.38	81.32
100,000.01 - 150,000.00	8	999,903	6.38	124,988	5.858	333	693	79.37	92.95
150,000.01 - 200,000.00	6	1,034,420	6.60	172,403	5.632	334	715	76.65	86.39
200,000.01 - 250,000.00	4	894,708	5.71	223,677	5.693	334	724	77.07	93.94
250,000.01 - 300,000.00	2	540,999	3.45	270,499	5.683	333	708	78.99	78.99
300,000.01 - 350,000.00	7	2,320,993	14.81	331,570	5.630	332	728	74.04	81.54
350,000.01 - 400,000.00	4	1,464,988	9.35	366,247	5.817	332	717	74.51	78.17
400,000.01 - 450,000.00	2	813,484	5.19	406,742	5.501	330	787	80.00	89.83
450,000.01 - 500,000.00	3	1,419,227	9.06	473,076	6.392	333	698	72.91	72.91
500,000.01 - 550,000.00	2	1,025,433	6.55	512,717	5.763	329	759	76.19	86.44
550,000.01 - 600,000.00	2	1,129,418	7.21	564,709	5.303	329	744	60.56	70.35
600,000.01 - 650,000.00	2	1,274,825	8.14	637,412	5.935	330	729	80.00	90.09
750,000.01 - 1,000,000.00	3	2,503,828	15.98	834,609	5.868	329	717	80.00	83.15
Total	48	$15,666,601	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Alabama	1	357,447	2.28	357,447	5.625	329	794	80.00	95.00
Arizona	1	84,800	0.54	84,800	6.250	334	677	80.00	100.00
California	10	4,187,775	26.73	418,777	5.404	331	727	73.53	76.14
Colorado	4	975,993	6.23	243,998	6.335	334	727	73.70	78.28
Florida	8	2,991,795	19.10	373,974	6.129	331	746	76.89	86.78
Georgia	1	78,000	0.50	78,000	5.625	334	772	62.40	62.40
Illinois	3	726,484	4.64	242,161	5.854	331	693	80.00	87.22
Maryland	3	566,448	3.62	188,816	5.575	334	729	79.04	82.76
Massachusetts	2	789,488	5.04	394,744	6.051	331	735	78.01	78.01
Michigan	3	596,251	3.81	198,750	6.293	334	663	77.22	83.96
Minnesota	2	310,587	1.98	155,294	5.818	335	699	80.00	95.47
New Hampshire	1	207,977	1.33	207,977	5.625	334	728	73.00	100.00
New York	1	879,828	5.62	879,828	5.875	329	706	80.00	80.00
North Carolina	2	741,906	4.74	370,953	5.718	330	726	70.00	84.91
Pennsylvania	1	385,560	2.46	385,560	6.000	334	628	63.45	63.45
Virginia	5	1,786,264	11.40	357,253	5.527	332	732	78.05	94.08
Total	48	$15,666,601	100.00%
_________
(1)	As of the cut-off date, no more than approximately 7.197% of the Mortgage Loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50.01 - 55.00	1	576,512	3.68	576,512	4.875	330	753	51.51	51.51
60.01 - 65.00	3	807,446	5.15	269,149	5.804	332	674	64.01	64.01
65.01 - 70.00	7	2,526,835	16.13	360,976	6.081	332	721	69.20	73.58
70.01 - 75.00	4	1,066,340	6.81	266,585	5.476	332	743	73.29	84.00
75.01 - 80.00	33	10,689,467	68.23	323,923	5.795	331	726	79.75	88.27
Total	48	$15,666,601	100.00%
_________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 1 was approximately 75.76%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 1 that may exist at the time of origination.

Combined Loan-to-Value Ratios(1)

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50.01 - 55.00	1	576,512	3.68%	576,512	4.87	330	753	51.51	51.51
60.01 - 65.00	3	807,446	5.15	269,149	5.804	332	674	64.01	64.01
65.01 - 70.00	6	1,973,930	12.60	328,988	6.173	333	717	68.97	68.98
70.01 - 75.00	2	625,863	3.99	312,932	5.325	330	772	72.75	72.75
75.01 -- 80.00	13	5,309,178	33.89	408,398	5.785	331	717	79.50	79.50
85.01 - 90.00	4	1,612,834	10.29	403,208	6.004	330	757	76.57	89.68
90.01 - 95.00	3	831,997	5.31	277,332	5.622	332	727	80.00	95.00
95.01 - 100.00	16	3,928,841	25.08	245,553	5.740	332	724	79.33	99.67
Total	48	$15,666,601	100.00%
_________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
4.501 - 5.000	1	576,512	3.68	576,512	4.875	330	753	51.51	51.51
5.001 - 5.500	11	3,684,939	23.52	334,994	5.352	331	738	78.36	83.93
5.501 - 6.000	25	7,402,489	47.25	296,100	5.770	331	715	76.28	85.59
6.001 - 6.500	10	3,502,661	22.36	350,266	6.251	331	729	76.87	83.76
6.501 - 7.000	1	500,000	3.19	500,000	7.000	334	705	68.97	68.97
Total	48	$15,666,601	100.00%
_________
(1)	As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 1 was approximately 5.786% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	25	8,826,573	56.34	353,063	5.884	331	728	74.38	78.76
Planned Unit Development	13	5,112,739	32.63	393,288	5.637	331	729	77.22	85.78
Low-rise Condominium	8	1,286,812	8.21	160,852	5.736	334	692	80.00	95.29
Cooperative	1	232,500	1.48	232,500	5.750	334	676	75.00	100.00
2-4 Family Residence	1	207,977	1.33	207,977	5.625	334	728	73.00	100.00
Total	48	$15,666,601	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Purchase	29	10,268,203	65.54	354,076	5.756	331	733	78.90	88.89
Refinance (Cash-Out)	17	4,743,886	30.28	279,052	5.964	333	702	72.14	74.43
Refinance (Rate/Term)	2	654,512	4.18	327,256	4.964	330	755	52.81	52.81
Total	48	$15,666,601	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	38	12,047,028	76.90	317,027	5.668	331	718	76.10	83.89
Secondary Residence	5	2,501,370	15.97	500,274	6.075	330	752	75.14	82.71
Investment Property	5	1,118,203	7.14	223,641	6.406	334	731	73.44	74.16
Total	48	$15,666,601	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
335	1	169,787	1.08	169,787	5.875	714	80.00	100.00
334	26	5,925,262	37.82	227,895	5.885	707	75.52	84.22
333	1	131,128	0.84	131,128	5.875	766	80.00	86.10
332	3	495,447	3.16	165,149	5.678	660	78.73	82.99
331	1	405,716	2.59	405,716	5.125	799	80.00	80.00
330	10	5,027,512	32.09	502,751	5.755	748	73.29	79.01
329	4	2,433,274	15.53	608,319	5.635	717	80.00	82.20
328	2	1,078,476	6.88	539,238	5.994	732	74.87	94.87
Total	48	$15,666,601	100.00%
_________
(1)  As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 1 was approximately 331 months.

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Full/Alternative	25	7,347,988	46.90	293,920	5.777	331	735	78.43	91.33
Reduced	14	5,005,164	31.95	357,512	5.706	331	723	73.34	76.06
Stated Income/Stated Asset	8	2,927,889	18.69	365,986	5.914	332	715	74.83	76.58
No Income/No Asset	1	385,560	2.46	385,560	6.000	334	628	63.45	63.45
Total	48	$15,666,601	100.00%

Documentation Programs

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
621 - 640	2	649,559	4.15	324,779	5.949	333	632	70.18	70.18
641 - 660	3	428,507	2.74	142,836	5.761	334	650	76.32	87.42
661 - 680	6	1,722,249	10.99	287,042	5.772	331	668	78.36	85.13
681 - 700	7	1,666,129	10.63	238,018	5.724	333	689	79.62	87.26
701 - 720	7	3,180,337	20.30	454,334	6.013	331	705	74.62	79.73
721 - 740	5	1,861,296	11.88	372,259	5.961	330	730	73.70	88.30
741 - 760	4	1,675,189	10.69	418,797	5.511	331	753	70.20	75.73
761 - 780	9	2,072,310	13.23	230,257	5.697	333	773	77.18	86.08
781 - 800	5	2,411,025	15.39	482,205	5.630	330	790	78.38	83.87
Total	48	$15,666,601	100.00%
_________
(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 1 was approximately 725.

Prepayment Charge Period at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	48	15,666,601	100.00	326,388	5.786	331	725	75.76	83.00
Total	48	$15,666,601	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
28	2	1,078,476	6.88	539,238	5.994	328	732	74.87	94.87
29	4	2,433,274	15.53	608,319	5.635	329	717	80.00	82.20
30	10	5,027,512	32.09	502,751	5.755	330	748	73.29	79.01
31	1	405,716	2.59	405,716	5.125	331	799	80.00	80.00
32	3	495,447	3.16	165,149	5.678	332	660	78.73	82.99
33	1	131,128	0.84	131,128	5.875	333	766	80.00	86.10
34	26	5,925,262	37.82	227,895	5.885	334	707	75.52	84.22
35	1	169,787	1.08	169,787	5.875	335	714	80.00	100.00
Total	48	$15,666,601	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	48	15,666,601	100.00	326,388	5.786	331	725	75.76	83.00
Total	48	$15,666,601	100.00%
_________
(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 1 was approximately 2.250%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
9.001 - 10.000	1	576,512	3.68	576,512	4.875	330	753	51.51	51.51
10.001 - 11.000	8	4,057,366	25.90	507,171	5.571	330	731	76.60	77.93
11.001 - 12.000	30	7,493,563	47.83	249,785	5.706	332	715	77.14	88.63
12.001 - 13.000	9	3,539,160	22.59	393,240	6.350	331	734	75.81	82.05
Total	48	$15,666,601	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
July 2009	2	1,078,476	6.88	539,238	5.994	328	732	74.87	94.87
August 2009	4	2,433,274	15.53	608,319	5.635	329	717	80.00	82.20
September 2009	10	5,027,512	32.09	502,751	5.755	330	748	73.29	79.01
October 2009	1	405,716	2.59	405,716	5.125	331	799	80.00	80.00
November 2009	3	495,447	3.16	165,149	5.678	332	660	78.73	82.99
December 2009	1	131,128	0.84	131,128	5.875	333	766	80.00	86.10
January 2010	26	5,925,262	37.82	227,895	5.885	334	707	75.52	84.22
February 2010	1	169,787	1.08	169,787	5.875	335	714	80.00	100.00
Total	48	$15,666,601	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	48	15,666,601	100.00	326,388	5.786	331	725	75.76	83.00
Total	48	$15,666,601	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.000	1	357,447	2.28	357,447	5.625	329	794	80.00	95.00
5.000	10	4,739,932	30.26	473,993	5.554	330	722	73.28	73.71
6.000	37	10,569,222	67.46	285,655	5.895	332	723	76.73	86.77
Total	48	$15,666,601	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	3	849,061	5.42	283,020	6.166	334	649	70.53	72.92
2.000	45	14,817,540	94.58	329,279	5.764	331	729	76.06	83.58
Total	48	$15,666,601	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	3	1,540,603	9.83	513,534	5.298	330	745	66.80	66.80
60	39	11,147,718	71.16	285,839	5.779	332	720	76.75	85.10
120	6	2,978,280	19.01	496,380	6.061	329	732	76.67	83.53
Total	48	$15,666,601	100.00%

LOAN GROUP 2

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5/35 Six-Month LIBOR	2	361,242	0.30	180,621	6.875	477	734	84.91	95.09
5/1 One-Year CMT	3	557,988	0.46	185,996	6.418	406	790	70.29	70.29
5/25 Six-Month LIBOR	17	3,822,720	3.17	224,866	7.227	358	692	73.94	81.34
5/25 Six-Month LIBOR - Interest Only	226	59,964,479	49.72	265,330	6.680	358	702	78.49	92.49
5/1 One-Year LIBOR	78	18,086,657	15.00	231,880	6.211	452	700	73.48	79.87
5/1 One-Year LIBOR -Interest Only	147	37,812,096	31.35	257,225	6.381	381	704	79.74	88.73
Total	473	$120,605,181	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	21	1,644,164	1.36	78,294	6.657	382	718	67.44	74.69
100,000.01 - 150,000.00	44	5,530,982	4.59	125,704	6.559	401	698	75.36	82.97
150,000.01 - 200,000.00	73	13,030,496	10.80	178,500	6.772	384	706	75.19	83.93
200,000.01 - 250,000.00	104	23,456,310	19.45	225,541	6.613	378	702	79.77	91.71
250,000.01 - 300,000.00	84	23,178,030	19.22	275,929	6.491	379	699	77.65	87.56
300,000.01 - 350,000.00	61	19,860,545	16.47	325,583	6.423	379	704	78.75	91.18
350,000.01 - 400,000.00	58	21,872,282	18.14	377,108	6.420	368	707	78.71	90.02
400,000.01 - 450,000.00	21	8,662,936	7.18	412,521	6.473	370	689	78.71	92.31
450,000.01 - 500,000.00	6	2,853,437	2.37	475,573	6.607	440	730	75.94	85.11
500,000.01 - 550,000.00	1	516,000	0.43	516,000	7.500	480	642	80.00	100.00
Total	473	$120,605,181	100.00%
_________
(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 2 was approximately $254,979.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	21	1,644,164	1.36	78,294	6.657	382	718	67.44	74.69
100,000.01 - 150,000.00	44	5,530,982	4.59	125,704	6.559	401	698	75.36	82.97
150,000.01 - 200,000.00	73	13,030,496	10.80	178,500	6.772	384	706	75.19	83.93
200,000.01 - 250,000.00	104	23,456,310	19.45	225,541	6.613	378	702	79.77	91.71
250,000.01 - 300,000.00	84	23,178,030	19.22	275,929	6.491	379	699	77.65	87.56
300,000.01 - 350,000.00	61	19,860,545	16.47	325,583	6.423	379	704	78.75	91.18
350,000.01 - 400,000.00	58	21,872,282	18.14	377,108	6.420	368	707	78.71	90.02
400,000.01 - 450,000.00	21	8,662,936	7.18	412,521	6.473	370	689	78.71	92.31
450,000.01 - 500,000.00	6	2,853,437	2.37	475,573	6.607	440	730	75.94	85.11
500,000.01 - 550,000.00	1	516,000	0.43	516,000	7.500	480	642	80.00	100.00
Total	473	$120,605,181	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Arizona	41	9,018,050	7.48	219,952	6.451	365	699	79.66	89.41
California	192	59,100,584	49.00	307,816	6.421	376	701	77.40	90.01
Colorado	9	1,835,635	1.52	203,959	6.342	364	711	77.49	90.95
Connecticut	8	1,900,064	1.58	237,508	6.972	421	661	78.22	85.60
Florida	43	9,186,863	7.62	213,648	6.918	403	700	78.16	84.01
Georgia	10	2,048,295	1.70	204,830	6.809	375	684	81.97	94.39
Hawaii	1	405,000	0.34	405,000	6.875	360	697	69.83	69.83
Idaho	4	672,331	0.56	168,083	6.140	359	716	80.39	87.24
Illinois	13	3,353,007	2.78	257,924	6.772	365	731	81.13	93.49
Indiana	2	503,078	0.42	251,539	6.807	379	704	79.09	95.46
Iowa	1	126,250	0.10	126,250	5.875	480	786	94.92	94.92
Kansas	1	260,792	0.22	260,792	6.375	354	787	80.00	100.00
Louisiana	1	166,739	0.14	166,739	7.250	351	682	80.00	95.00
Maine	1	140,000	0.12	140,000	6.500	480	674	80.00	80.00
Maryland	10	2,732,256	2.27	273,226	6.430	423	662	78.80	87.83
Massachusetts	8	2,307,226	1.91	288,403	6.785	409	679	80.55	95.50
Michigan	2	485,891	0.40	242,945	7.785	390	688	82.45	82.45
Minnesota	2	440,000	0.36	220,000	6.597	354	740	80.00	96.45
Missouri	6	438,700	0.36	73,117	6.639	358	759	82.09	82.09
Nevada	46	10,067,311	8.35	218,855	6.522	366	710	77.23	89.87
New Hampshire	2	368,733	0.31	184,367	7.066	409	671	80.00	91.76
New Jersey	4	1,268,146	1.05	317,036	7.093	418	697	80.00	91.92
New Mexico	7	1,116,285	0.93	159,469	7.087	386	684	81.39	93.20
New York	2	711,428	0.59	355,714	6.134	436	711	52.10	52.10
North Carolina	4	495,269	0.41	123,817	6.401	411	733	81.05	86.17
Ohio	2	282,337	0.23	141,168	7.855	358	701	85.48	85.48
Oregon	14	3,111,557	2.58	222,254	6.702	371	730	79.92	88.41
Pennsylvania	2	310,903	0.26	155,451	5.285	445	783	63.32	63.32
Rhode Island	2	397,890	0.33	198,945	5.910	480	790	72.26	81.68
South Carolina	4	741,603	0.61	185,401	5.989	421	728	79.79	95.31
Tennessee	2	198,710	0.16	99,355	6.921	357	767	86.34	93.66
Texas	4	887,751	0.74	221,938	6.568	358	690	75.40	84.33
Utah	6	1,184,160	0.98	197,360	6.365	358	723	79.38	88.22
Virginia	6	1,673,326	1.39	278,888	6.762	363	713	75.68	84.08
Washington	10	2,497,298	2.07	249,730	6.454	386	704	80.53	84.12
West Virginia	1	171,712	0.14	171,712	5.750	477	678	42.57	42.57
Total	473	$120,605,181	100.00%
_________
(1)	As of the cut-off date, no more than approximately 2.668% of the Mortgage Loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	19	3,336,135	2.77	175,586	6.356	384	692	37.79	37.79
50.01 - 55.00	5	1,337,170	1.11	267,434	6.225	412	720	53.62	53.62
55.01 - 60.00	7	1,175,515	0.97	167,931	5.758	435	738	57.50	57.50
60.01 - 65.00	11	2,457,687	2.04	223,426	5.941	422	705	63.03	63.03
65.01 - 70.00	23	6,769,925	5.61	294,345	6.422	393	705	68.31	73.90
70.01 - 75.00	28	6,423,494	5.33	229,411	6.577	404	699	73.74	81.25
75.01 - 80.00	323	85,435,344	70.84	264,506	6.522	374	705	79.85	94.36
80.01 - 85.00	9	2,051,387	1.70	227,932	6.740	382	687	84.41	84.41
85.01 - 90.00	38	8,983,464	7.45	236,407	6.922	386	672	89.40	89.50
90.01 - 95.00	9	2,274,059	1.89	252,673	6.710	374	715	93.49	93.49
95.01 - 100.00	1	361,000	0.30	361,000	7.500	359	751	100.00	100.00
Total	473	$120,605,181	100.00%
_________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 2 was approximately 77.97%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 2 that may exist at the time of origination.

Combined Loan-to-Value Ratios(1)

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 -50.00	19	3,336,135	2.77	175,586	6.356	384	692	37.79	37.79
50.01 -55.00	5	1,337,170	1.11	267,434	6.225	412	720	53.62	53.62
55.01 -60.00	7	1,175,515	0.97	167,931	5.758	435	738	57.50	57.50
60.01 -65.00	11	2,457,687	2.04	223,426	5.941	422	705	63.03	63.03
65.01 -70.00	15	5,211,551	4.32	347,437	6.292	404	709	68.26	68.26
70.01 -75.00	20	4,165,083	3.45	208,254	6.412	414	706	73.63	73.63
75.01 -80.00	67	16,226,077	13.45	242,180	6.500	383	702	79.74	79.74
80.01 -85.00	10	2,483,387	2.06	248,339	6.698	399	702	83.64	84.15
85.01 -90.00	72	18,550,267	15.38	257,643	6.806	378	692	83.77	89.49
90.01 -95.00	56	14,182,432	11.76	253,258	6.734	391	690	81.24	94.56
95.01 -100.00	191	51,479,876	42.68	269,528	6.480	366	708	79.90	99.91
Total	473	$120,605,181	100.00%
_________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3.001 - 3.500	1	308,000	0.26	308,000	3.500	355	745	80.00	80.00
4.001 - 4.500	1	291,853	0.24	291,853	4.375	475	739	60.71	60.71
4.501 - 5.000	22	6,584,202	5.46	299,282	4.854	394	719	76.01	90.25
5.001 - 5.500	23	5,898,268	4.89	256,446	5.320	399	701	76.80	88.98
5.501 - 6.000	70	17,564,811	14.56	250,926	5.843	387	710	75.47	85.62
6.001 - 6.500	114	28,437,180	23.58	249,449	6.379	380	708	77.54	87.85
6.501 - 7.000	138	36,477,125	30.25	264,327	6.791	379	702	78.23	88.59
7.001 - 7.500	61	15,573,815	12.91	255,308	7.333	370	689	80.61	94.02
7.501 - 8.000	24	5,551,024	4.60	231,293	7.808	364	683	80.19	92.70
8.001 - 8.500	13	2,825,163	2.34	217,320	8.259	357	694	82.18	89.54
8.501 - 9.000	6	1,093,740	0.91	182,290	8.703	358	668	83.03	94.34
Total	473	$120,605,181	100.00%
_________
(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 2 was approximately 6.532% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 2 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.481% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	250	62,266,635	51.63	249,067	6.536	380	698	77.84	88.46
Planned Unit Development	153	39,153,324	32.46	255,904	6.407	373	705	79.57	92.22
Low-rise Condominium	39	9,077,626	7.53	232,760	6.712	369	702	77.66	87.33
2-4 Family Residence	23	7,896,361	6.55	343,320	6.791	429	717	75.60	85.37
High-rise Condominium	8	2,211,236	1.83	276,404	6.977	368	731	63.17	65.29
Total	473	$120,605,181	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Purchase	301	77,742,543	64.46	258,281	6.539	369	711	79.38	94.12
Refinance (Cash-Out)	122	30,405,999	25.21	249,230	6.468	396	684	73.99	77.11
Refinance (Rate/Term)	50	12,456,639	10.33	249,133	6.649	410	696	78.87	85.76
Total	473	$120,605,181	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	352	94,248,401	78.15	267,751	6.413	381	698	78.63	90.49
Investment Property	78	17,022,076	14.11	218,232	7.078	377	720	73.38	80.51
Secondary Residence	43	9,334,704	7.74	217,086	6.745	374	711	79.68	88.97
Total	473	$120,605,181	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
480	52	12,194,875	10.11	234,517	6.415	687	77.50	85.52
479	10	2,874,080	2.38	287,408	5.695	742	74.64	78.94
478	2	478,559	0.40	239,279	6.287	716	54.78	54.78
477	14	3,255,783	2.70	232,556	6.235	690	71.36	78.53
476	7	1,761,069	1.46	251,581	5.934	713	76.31	79.20
475	3	653,424	0.54	217,808	5.704	741	70.14	70.14
474	3	807,031	0.67	269,010	6.378	653	68.51	68.51
473	1	177,242	0.15	177,242	6.875	735	90.00	90.00
360	28	7,550,726	6.26	269,669	6.580	672	83.39	86.05
359	75	19,829,577	16.44	264,394	6.900	698	77.37	86.88
358	133	35,938,860	29.80	270,217	6.451	706	79.64	94.49
357	21	5,016,080	4.16	238,861	6.622	720	73.37	84.20
356	32	7,400,025	6.14	231,251	6.541	720	78.08	90.41
355	60	15,545,715	12.89	259,095	6.501	706	78.36	91.96
354	27	6,007,297	4.98	222,492	6.816	701	76.73	89.46
352	1	280,000	0.23	280,000	6.875	678	69.14	69.14
351	3	605,091	0.50	201,697	6.468	743	74.15	87.06
350	1	229,748	0.19	229,748	6.625	739	80.00	100.00
Total	473	$120,605,181	100.00%
_________
(1)  As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 2 was approximately 380 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Reduced	206	54,177,356	44.92	262,997	6.565	384	708	78.10	91.32
Full/Alternative	103	23,203,202	19.24	225,274	6.365	391	687	78.49	84.84
No Ratio	81	21,661,697	17.96	267,428	6.603	360	704	78.69	93.03
No Income/No Asset	36	9,127,054	7.57	253,529	6.955	368	710	74.32	77.70
Stated Income/Stated Asset	33	8,673,013	7.19	262,819	6.604	364	687	78.38	91.22
Preferred	13	3,361,779	2.79	258,598	5.450	438	744	77.37	80.43
Streamlined	1	401,080	0.33	401,080	5.875	359	646	69.82	69.82
Total	473	$120,605,181	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
601 - 620	2	340,015	0.28	170,008	7.976	358	620	80.00	100.00
621 - 640	43	9,903,434	8.21	230,312	6.512	401	631	79.08	84.05
641 - 660	58	15,845,857	13.14	273,204	6.706	379	649	77.27	88.40
661 - 680	57	14,832,686	12.30	260,223	6.834	376	671	78.84	89.85
681 - 700	85	23,165,656	19.21	272,537	6.605	372	691	77.49	90.27
701 - 720	55	14,444,785	11.98	262,632	6.456	385	709	79.59	89.79
721 - 740	59	12,864,556	10.67	218,043	6.482	374	731	76.63	90.30
741 - 760	47	12,969,876	10.75	275,955	6.266	384	750	79.08	89.60
761 - 780	37	9,166,347	7.60	247,739	6.207	371	770	78.18	90.44
781 - 800	27	6,582,368	5.46	243,791	6.363	387	790	74.03	82.44
801 - 820	3	489,600	0.41	163,200	6.684	358	809	80.00	94.71
Total	473	$120,605,181	100.00%
_________
(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 2 was approximately 703.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	279	71,152,162	59.00	255,026	6.394	374	706	78.44	90.16
6	16	4,105,849	3.40	256,616	7.004	359	691	76.85	87.88
7	5	1,138,015	0.94	227,603	7.834	359	690	80.00	98.77
12	45	11,544,380	9.57	256,542	6.499	436	704	76.72	85.42
24	6	1,380,378	1.14	230,063	6.759	357	672	79.60	99.60
36	105	27,564,192	22.85	262,516	6.790	371	697	77.67	87.83
60	17	3,720,204	3.08	218,836	6.372	427	705	74.98	79.89
Total	473	$120,605,181	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50	1	229,748	0.19	229,748	6.625	350	739	80.00	100.00
51	3	605,091	0.50	201,697	6.468	351	743	74.15	87.06
52	1	280,000	0.23	280,000	6.875	352	678	69.14	69.14
53	1	177,242	0.15	177,242	6.875	473	735	90.00	90.00
54	30	6,814,328	5.65	227,144	6.764	368	695	75.76	86.98
55	63	16,199,139	13.43	257,129	6.469	360	707	78.03	91.08
56	39	9,161,094	7.60	234,900	6.424	379	719	77.74	88.26
57	35	8,271,863	6.86	236,339	6.469	404	708	72.58	81.97
58	135	36,417,419	30.20	269,759	6.449	360	706	79.32	93.97
59	85	22,703,657	18.82	267,102	6.748	374	704	77.03	85.87
60	80	19,745,601	16.37	246,820	6.478	434	681	79.75	85.72
Total	473	$120,605,181	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	452	115,310,721	95.61	255,112	6.503	380	703	77.46	88.78
3.001 - 4.000	21	5,294,460	4.39	252,117	7.171	365	690	89.02	93.09
Total	473	$120,605,181	100.00%
_________
(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 2 was approximately 2.431%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
9.001 - 10.000	24	7,184,056	5.96	299,336	4.776	396	721	75.56	88.61
10.001 - 11.000	80	20,093,367	16.66	251,167	5.690	396	707	76.74	88.17
11.001 - 12.000	170	43,466,053	36.04	255,683	6.520	389	703	77.79	87.22
12.001 - 13.000	153	38,582,247	31.99	252,172	6.960	365	701	78.09	90.33
13.001 - 14.000	40	10,286,609	8.53	257,165	7.650	357	687	82.33	92.33
14.001 - 15.000	6	992,850	0.82	165,475	8.610	357	666	78.27	96.52
Total	473	$120,605,181	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
May 2011	1	229,748	0.19	229,748	6.625	350	739	80.00	100.00
June 2011	3	605,091	0.50	201,697	6.468	351	743	74.15	87.06
July 2011	1	280,000	0.23	280,000	6.875	352	678	69.14	69.14
August 2011	1	177,242	0.15	177,242	6.875	473	735	90.00	90.00
September 2011	30	6,814,328	5.65	227,144	6.764	368	695	75.76	86.98
October 2011	63	16,199,139	13.43	257,129	6.469	360	707	78.03	91.08
November 2011	39	9,161,094	7.60	234,900	6.424	379	719	77.74	88.26
December 2011	35	8,271,863	6.86	236,339	6.469	404	708	72.58	81.97
January 2012	135	36,417,419	30.20	269,759	6.449	360	706	79.32	93.97
February 2012	85	22,703,657	18.82	267,102	6.748	374	704	77.03	85.87
March 2012	73	18,168,451	15.06	248,883	6.516	433	683	79.54	85.55
April 2012	7	1,577,150	1.31	225,307	6.042	443	658	82.23	87.74
Total	473	$120,605,181	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	429	109,690,575	90.95	255,689	6.488	381	703	77.45	88.53
3.001 - 4.000	20	5,182,001	4.30	259,100	7.137	366	691	89.00	93.16
5.001 - 6.000	1	324,000	0.27	324,000	6.000	359	773	80.00	80.00
6.001 - 7.000	17	4,365,596	3.62	256,800	6.645	368	711	77.20	93.15
7.001 - 8.000	3	684,800	0.57	228,267	7.397	358	685	80.00	100.00
8.001 - 9.000	3	358,209	0.30	119,403	8.705	358	669	81.53	96.85
Total	473	$120,605,181	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.000	12	2,901,506	2.41	241,792	5.656	357	723	68.38	73.84
3.000	2	635,950	0.53	317,975	6.378	359	705	77.45	100.00
5.000	341	85,274,634	70.71	250,072	6.446	388	704	78.08	88.72
6.000	118	31,793,091	26.36	269,433	6.847	359	697	78.55	90.78
Total	473	$120,605,181	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	125	31,020,233	25.72	248,162	6.538	357	707	78.24	93.32
2.000	348	89,584,949	74.28	257,428	6.530	388	701	77.87	87.46
Total	473	$120,605,181	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	100	22,828,607	18.93	228,286	6.396	436	701	73.66	80.12
60	75	18,140,178	15.04	241,869	6.415	362	720	78.06	89.16
120	298	79,636,397	66.03	267,236	6.598	368	699	79.18	91.46
Total	473	$120,605,181	100.00%

LOAN GROUP 3

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5/1 One-Year CMT	13	2,686,309	0.91	206,639	5.899	354	684	90.77	90.77
5/1 One-Year CMT - Interest Only	4	1,354,315	0.46	338,579	6.108	355	671	80.00	94.69
5/25 Six-Month LIBOR	46	9,728,036	3.29	211,479	7.067	358	697	75.36	89.83
5/25 Six-Month LIBOR - Interest Only	413	130,070,723	44.05	314,941	6.804	358	708	77.54	91.01
5/1 One-Year LIBOR	23	9,425,525	3.19	409,805	6.067	398	727	77.02	79.32
5/1 One-Year LIBOR - Interest Only	268	142,013,732	48.09	529,902	6.192	359	720	75.77	84.06
Total	767	$295,278,641	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50,000.00	2	81,408	0.03	40,704	8.312	358	702	83.43	94.37
50,000.01 - 100,000.00	21	1,767,140	0.60	84,150	7.214	365	723	79.43	93.81
100,000.01 - 150,000.00	75	9,647,177	3.27	128,629	6.975	366	699	78.26	91.45
150,000.01 - 200,000.00	113	19,864,423	6.73	175,791	6.881	361	703	79.95	93.54
200,000.01 - 250,000.00	110	24,689,948	8.36	224,454	6.693	363	705	79.37	93.11
250,000.01 - 300,000.00	74	20,125,013	6.82	271,960	6.628	364	709	77.86	92.67
300,000.01 - 350,000.00	36	11,602,507	3.93	322,292	6.731	361	704	78.38	89.85
350,000.01 - 400,000.00	36	13,581,966	4.60	377,277	6.586	367	710	77.75	89.28
400,000.01 - 450,000.00	50	21,409,625	7.25	428,192	6.351	359	709	77.09	89.17
450,000.01 - 500,000.00	65	30,930,562	10.48	475,855	6.274	357	709	77.31	87.27
500,000.01 - 550,000.00	38	19,757,338	6.69	519,930	6.371	360	705	78.90	88.72
550,000.01 - 600,000.00	35	20,087,558	6.80	573,930	6.399	357	723	77.38	85.42
600,000.01 - 650,000.00	33	20,915,927	7.08	633,816	6.579	360	715	76.11	85.41
650,000.01 - 700,000.00	7	4,753,365	1.61	679,052	5.743	357	719	73.85	82.39
700,000.01 - 750,000.00	10	7,279,854	2.47	727,985	6.353	356	720	73.74	84.90
750,000.01 - 1,000,000.00	39	35,210,223	11.92	902,826	6.443	357	714	74.36	84.86
1,000,000.01 - 1,500,000.00	18	22,921,056	7.76	1,273,392	5.976	357	746	74.98	76.01
1,500,000.01 - 2,000,000.00	2	3,500,000	1.19	1,750,000	6.457	357	724	68.26	68.26
Greater than 2,000,000.00	3	7,153,550	2.42	2,384,517	6.808	354	713	65.06	83.07
Total	767	$295,278,641	100.00%
_________
(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 3 was approximately $384,979.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50,000.00	2	81,408	0.03	40,704	8.312	358	702	83.43	94.37
50,000.01 - 100,000.00	21	1,767,140	0.60	84,150	7.214	365	723	79.43	93.81
100,000.01 - 150,000.00	76	9,797,177	3.32	128,910	6.970	366	700	77.77	90.76
150,000.01 - 200,000.00	111	19,561,057	6.62	176,226	6.883	361	702	80.51	94.31
200,000.01 - 250,000.00	111	24,843,313	8.41	223,814	6.694	363	706	79.14	92.80
250,000.01 - 300,000.00	74	20,125,013	6.82	271,960	6.628	364	709	77.86	92.67
300,000.01 - 350,000.00	36	11,602,507	3.93	322,292	6.731	361	704	78.38	89.85
350,000.01 - 400,000.00	35	13,206,966	4.47	377,342	6.578	367	709	77.69	89.26
400,000.01 - 450,000.00	50	21,409,625	7.25	428,192	6.351	359	709	77.09	89.17
450,000.01 - 500,000.00	65	30,930,562	10.48	475,855	6.274	357	709	77.31	87.27
500,000.01 - 550,000.00	37	19,208,427	6.51	519,147	6.389	360	704	78.73	88.82
550,000.01 - 600,000.00	36	20,636,470	6.99	573,235	6.381	357	724	77.58	85.41
600,000.01 - 650,000.00	33	20,915,927	7.08	633,816	6.579	360	715	76.11	85.41
650,000.01 - 700,000.00	7	4,753,365	1.61	679,052	5.743	357	719	73.85	82.39
700,000.01 - 750,000.00	10	7,279,854	2.47	727,985	6.353	356	720	73.74	84.90
750,000.01 - 1,000,000.00	39	34,585,223	11.71	886,801	6.439	357	716	74.57	85.36
1,000,000.01 - 1,500,000.00	19	23,921,056	8.10	1,259,003	6.008	357	743	74.75	75.73
1,500,000.01 - 2,000,000.00	2	3,500,000	1.19	1,750,000	6.457	357	724	68.26	68.26
Greater than 2,000,000.00	3	7,153,550	2.42	2,384,517	6.808	354	713	65.06	83.07
Total	767	$295,278,641	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Arizona	80	20,337,453	6.89	254,218	6.840	358	706	77.35	89.53
California	243	139,106,048	47.11	572,453	6.182	359	718	75.81	85.64
Colorado	24	7,467,461	2.53	311,144	6.610	357	719	78.05	88.47
Connecticut	1	158,336	0.05	158,336	6.125	477	712	90.00	90.00
District of Columbia	2	837,000	0.28	418,500	6.437	356	666	65.95	65.95
Florida	51	13,993,254	4.74	274,378	6.992	367	698	79.48	90.68
Georgia	31	7,199,465	2.44	232,241	6.554	362	715	80.35	92.17
Hawaii	5	3,346,347	1.13	669,269	6.168	356	698	81.25	85.42
Idaho	9	1,780,768	0.60	197,863	6.695	358	741	74.57	84.06
Illinois	12	3,589,192	1.22	299,099	6.872	367	720	79.02	87.07
Kentucky	1	174,392	0.06	174,392	4.875	351	694	96.45	96.45
Maryland	14	4,247,993	1.44	303,428	6.783	374	699	77.55	84.67
Massachusetts	10	4,781,941	1.62	478,194	6.721	357	728	72.08	78.29
Michigan	3	363,069	0.12	121,023	7.635	355	704	79.51	89.65
Minnesota	10	2,829,480	0.96	282,948	7.009	356	719	71.25	84.16
Missouri	5	1,118,370	0.38	223,674	6.761	356	686	87.70	92.25
Nevada	111	32,920,048	11.15	296,577	6.705	359	709	78.27	94.18
New Hampshire	1	230,620	0.08	230,620	6.750	358	712	80.00	99.97
New Jersey	8	3,336,918	1.13	417,115	6.625	367	737	79.83	85.37
New Mexico	4	1,074,761	0.36	268,690	6.959	358	706	70.53	88.55
New York	5	5,827,000	1.97	1,165,400	6.295	359	723	70.74	72.29
North Carolina	7	2,905,000	0.98	415,000	6.328	356	713	77.85	85.36
Ohio	7	1,808,770	0.61	258,396	7.151	362	683	81.59	89.30
Oregon	27	6,824,226	2.31	252,749	7.030	358	698	76.62	89.73
Pennsylvania	5	1,670,718	0.57	334,144	6.535	371	707	78.07	85.38
Rhode Island	3	1,317,100	0.45	439,033	6.678	356	735	80.00	89.64
South Carolina	1	395,040	0.13	395,040	6.375	354	669	80.00	100.00
Tennessee	1	111,762	0.04	111,762	7.750	358	650	80.00	100.00
Texas	20	5,514,786	1.87	275,739	7.032	356	701	80.17	91.42
Utah	17	4,899,672	1.66	288,216	7.288	356	706	72.38	87.38
Virginia	18	5,912,674	2.00	328,482	6.483	356	694	77.58	90.88
Washington	31	9,198,976	3.12	296,741	6.684	362	711	77.33	84.06
Total	767	$295,278,641	100.00%
_________
(1)	As of the cut-off date, no more than approximately 1.242% of the Mortgage Loans in loan group 3 were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	11	5,174,294	1.75	470,390	6.705	352	701	40.94	59.71
50.01 - 55.00	5	2,258,000	0.76	451,600	6.364	356	740	52.28	58.16
55.01 - 60.00	15	7,322,552	2.48	488,170	6.145	361	735	58.56	64.47
60.01 - 65.00	21	11,336,402	3.84	539,829	6.534	367	710	63.50	71.21
65.01 - 70.00	43	21,499,965	7.28	499,999	6.421	358	710	68.40	76.32
70.01 - 75.00	55	32,756,049	11.09	595,565	6.659	357	722	73.99	80.60
75.01 - 80.00	567	202,004,203	68.41	356,268	6.471	360	712	79.78	92.07
80.01 - 85.00	9	3,466,310	1.17	385,146	6.225	377	725	84.26	84.26
85.01 - 90.00	18	4,787,610	1.62	265,978	6.440	365	704	89.06	89.06
90.01 - 95.00	12	2,298,793	0.78	191,566	6.834	362	697	94.64	94.64
95.01 - 100.00	11	2,374,464	0.80	215,860	6.168	354	704	98.62	98.62
Total	767	$295,278,641	100.00%
_________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 3 was approximately 76.74%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 3 that may exist at the time of origination.

Combined Loan-to-Value Ratios(1)

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 -50.00	10	2,694,294	0.91	269,429	6.434	354	724	40.58	41.03
50.01 -55.00	4	1,765,000	0.60	441,250	6.325	356	751	51.99	51.99
55.01 -60.00	11	5,518,841	1.87	501,713	6.037	361	735	58.33	58.33
60.01 -65.00	15	7,501,460	2.54	500,097	6.587	372	717	63.17	63.17
65.01 -70.00	24	13,154,496	4.45	548,104	6.321	356	718	68.41	68.41
70.01 -75.00	35	21,337,997	7.23	609,657	6.400	356	720	73.45	73.55
75.01 -80.00	120	60,817,392	20.60	506,812	6.354	360	718	77.16	79.65
80.01 -85.00	19	9,482,999	3.21	499,105	6.524	365	701	75.85	83.91
85.01 -90.00	110	49,620,519	16.80	451,096	6.403	361	718	78.72	89.50
90.01 -95.00	62	19,262,403	6.52	310,684	6.752	359	705	80.98	94.80
95.01 -100.00	357	104,123,239	35.26	291,662	6.601	358	707	79.87	99.83
Total	767	$295,278,641	100.00%
_________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3.501 - 4.000	5	2,333,327	0.79	466,665	3.967	355	703	80.00	92.75
4.001 - 4.500	1	991,100	0.34	991,100	4.500	358	764	80.00	87.89
4.501 - 5.000	17	9,807,518	3.32	576,913	4.921	357	724	80.13	89.63
5.001 - 5.500	30	13,925,839	4.72	464,195	5.360	357	721	77.73	88.59
5.501 - 6.000	109	53,183,260	18.01	487,920	5.851	362	720	75.66	82.85
6.001 - 6.500	205	89,602,353	30.35	437,085	6.344	358	717	76.33	86.45
6.501 - 7.000	217	75,198,502	25.47	346,537	6.816	360	711	76.42	87.77
7.001 - 7.500	101	25,771,007	8.73	255,158	7.354	361	694	77.86	89.28
7.501 - 8.000	54	15,040,800	5.09	278,533	7.774	359	697	77.63	93.13
8.001 - 8.500	23	6,816,717	2.31	296,379	8.254	357	704	79.44	96.52
8.501 - 9.000	5	2,608,219	0.88	521,644	8.752	357	729	76.18	92.50
Total	767	$295,278,641	100.00%
_________
(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 3 was approximately 6.483% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 3 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.476% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	367	143,809,162	48.70	391,851	6.504	360	709	75.94	85.86
Planned Unit Development	292	104,116,789	35.26	356,564	6.424	359	715	78.35	90.80
Low-rise Condominium	75	27,491,820	9.31	366,558	6.482	358	722	77.60	87.20
2-4 Family Residence	26	13,613,557	4.61	523,598	6.761	361	728	73.75	81.69
High-rise Condominium	5	5,486,140	1.86	1,097,228	6.327	359	713	69.37	70.22
Townhouse	1	572,800	0.19	572,800	6.750	357	775	78.36	97.95
Manufactured Housing	1	188,372	0.06	188,372	6.375	352	656	86.28	86.28
Total	767	$295,278,641	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Purchase	506	182,003,340	61.64	359,690	6.479	358	717	78.09	91.80
Refinance (Cash-Out)	170	71,312,329	24.15	419,484	6.595	363	703	73.59	78.57
Refinance (Rate/Term)	91	41,962,972	14.21	461,132	6.312	362	713	76.20	82.42
Total	767	$295,278,641	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	542	223,546,057	75.71	412,447	6.323	360	709	76.91	87.89
Investment Property	151	35,921,057	12.17	237,888	7.363	360	720	74.80	85.78
Secondary Residence	74	35,811,526	12.13	483,940	6.601	358	734	77.58	84.88
Total	767	$295,278,641	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
478	1	350,400	0.12	350,400	7.125	723	80.00	80.00
477	18	3,881,838	1.31	215,658	6.313	691	75.31	79.70
476	4	1,250,371	0.42	312,593	6.356	707	80.84	90.62
475	1	224,000	0.08	224,000	6.750	787	80.00	92.86
474	2	472,000	0.16	236,000	7.113	689	80.00	80.00
473	1	534,142	0.18	534,142	6.375	748	79.41	85.63
360	5	3,648,000	1.24	729,600	6.384	761	79.25	84.92
359	74	26,385,796	8.94	356,565	6.750	720	75.53	83.84
358	316	106,522,305	36.08	337,096	6.539	709	77.76	91.38
357	116	47,179,641	15.98	406,721	6.332	715	76.38	87.55
356	96	47,077,425	15.94	490,390	6.369	716	76.92	84.89
355	75	34,159,924	11.57	455,466	6.374	712	77.66	85.58
354	43	15,532,780	5.26	361,227	6.645	721	76.85	82.41
353	6	2,257,302	0.76	376,217	6.264	707	75.82	88.19
352	4	1,381,487	0.47	345,372	6.793	718	77.27	79.06
351	1	174,392	0.06	174,392	4.875	694	96.45	96.45
350	3	3,616,871	1.22	1,205,624	6.801	689	52.64	79.15
346	1	629,966	0.21	629,966	7.375	704	26.25	26.25
Total	767	$295,278,641	100.00%
_________
(1)  As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 3 was approximately 360 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Full/Alternative	260	115,789,668	39.21	445,345	6.138	361	714	77.77	86.30
Reduced	194	68,480,597	23.19	352,993	6.715	359	708	75.05	87.00
No Ratio	131	43,153,475	14.61	329,416	7.180	359	699	78.63	94.41
Preferred	49	28,051,180	9.50	572,473	5.970	357	740	77.02	84.34
No Income/No Asset	80	22,983,938	7.78	287,299	6.768	359	722	74.72	84.27
Stated Income/Stated Asset	50	14,905,897	5.05	298,118	6.697	361	701	74.71	88.05
Fannie Mae Desktop Underwriter (1)	3	1,913,885	0.65	637,962	5.799	355	759	67.44	67.44
Total	767	$295,278,641	100.00%
_________
(1)  Fannie Mae Desktop Underwriter is an automated underwriting system.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
601 - 620	8	2,001,350	0.68	250,169	6.943	356	613	81.52	89.98
621 - 640	35	10,197,361	3.45	291,353	6.743	366	630	76.24	91.42
641 - 660	59	19,081,753	6.46	323,420	6.613	365	652	77.86	86.79
661 - 680	117	43,939,401	14.88	375,550	6.606	359	671	75.27	87.29
681 - 700	119	42,532,457	14.40	357,416	6.609	357	690	77.78	90.90
701 - 720	140	55,003,104	18.63	392,879	6.408	359	709	77.36	87.34
721 - 740	96	37,114,543	12.57	386,610	6.507	359	730	77.20	88.94
741 - 760	72	32,819,802	11.11	455,831	6.366	359	749	75.01	84.03
761 - 780	68	29,528,104	10.00	434,237	6.299	361	770	77.63	85.59
781 - 800	46	19,996,977	6.77	434,717	6.267	361	790	75.41	83.22
801 - 820	7	3,063,789	1.04	437,684	6.503	357	808	76.43	79.88
Total	767	$295,278,641	100.00%
_________
(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 3 was approximately 713.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	513	206,269,021	69.86	402,084	6.380	359	715	76.55	86.28
6	2	447,956	0.15	223,978	7.195	357	680	62.11	72.29
7	5	1,515,480	0.51	303,096	7.909	359	677	80.00	99.27
12	58	30,147,449	10.21	519,784	6.367	358	714	77.09	86.67
24	5	892,046	0.30	178,409	6.876	358	718	80.00	99.49
36	166	49,441,128	16.74	297,838	6.951	359	707	77.21	91.36
60	18	6,565,560	2.22	364,753	6.285	380	708	77.22	86.94
Total	767	$295,278,641	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
46	1	629,966	0.21	629,966	7.375	346	704	26.25	26.25
50	3	3,616,871	1.22	1,205,624	6.801	350	689	52.64	79.15
52	2	1,042,000	0.35	521,000	6.875	352	741	72.56	74.94
53	6	2,624,435	0.89	437,406	6.343	377	716	75.11	87.02
54	44	15,803,399	5.35	359,168	6.684	358	720	76.66	82.13
55	79	34,888,250	11.82	441,623	6.369	356	711	77.90	85.74
56	98	48,080,608	16.28	490,618	6.374	359	716	76.92	84.97
57	134	51,061,479	17.29	381,056	6.331	366	713	76.30	86.96
58	321	107,497,836	36.41	334,884	6.533	358	709	77.89	91.38
59	74	26,385,796	8.94	356,565	6.750	359	720	75.53	83.84
60	5	3,648,000	1.24	729,600	6.384	360	761	79.25	84.92
Total	767	$295,278,641	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	735	286,156,662	96.91	389,329	6.469	360	714	76.60	87.03
3.001 - 4.000	28	7,944,658	2.69	283,738	6.808	359	695	81.48	95.14
4.001 - 5.000	2	193,419	0.07	96,709	8.141	358	718	77.87	100.00
5.001 - 6.000	1	640,000	0.22	640,000	8.125	355	632	80.00	98.75
6.001 - 7.000	1	343,901	0.12	343,901	6.875	355	689	76.45	76.45
Total	767	$295,278,641	100.00%
_________
(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 3 was approximately 2.408%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
8.001 - 9.000	5	2,333,327	0.79	466,665	3.967	355	703	80.00	92.75
9.001 - 10.000	18	10,798,618	3.66	599,923	4.882	357	728	80.12	89.47
10.001 - 11.000	119	56,456,367	19.12	474,423	5.728	362	719	76.37	84.85
11.001 - 12.000	281	115,830,622	39.23	412,209	6.468	360	714	76.39	86.97
12.001 - 13.000	250	84,770,976	28.71	339,084	6.891	359	709	76.47	86.93
13.001 - 14.000	79	20,013,123	6.78	253,331	7.617	358	703	78.48	93.69
14.001 - 15.000	15	5,075,607	1.72	338,374	8.510	357	710	77.67	94.36
Total	767	$295,278,641	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
January 2011	1	629,966	0.21	629,966	7.375	346	704	26.25	26.25
May 2011	3	3,616,871	1.22	1,205,624	6.801	350	689	52.64	79.15
July 2011	2	1,042,000	0.35	521,000	6.875	352	741	72.56	74.94
August 2011	6	2,624,435	0.89	437,406	6.343	377	716	75.11	87.02
September 2011	44	15,803,399	5.35	359,168	6.684	358	720	76.66	82.13
October 2011	79	34,888,250	11.82	441,623	6.369	356	711	77.90	85.74
November 2011	98	48,080,608	16.28	490,618	6.374	359	716	76.92	84.97
December 2011	134	51,061,479	17.29	381,056	6.331	366	713	76.30	86.96
January 2012	321	107,497,836	36.41	334,884	6.533	358	709	77.89	91.38
February 2012	74	26,385,796	8.94	356,565	6.750	359	720	75.53	83.84
March 2012	5	3,648,000	1.24	729,600	6.384	360	761	79.25	84.92
Total	767	$295,278,641	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	715	280,422,841	94.97	392,200	6.460	360	714	76.59	86.91
3.001 - 4.000	28	7,944,658	2.69	283,738	6.808	359	695	81.48	95.14
4.001 - 5.000	2	193,419	0.07	96,709	8.141	358	718	77.87	100.00
5.001 - 6.000	1	640,000	0.22	640,000	8.125	355	632	80.00	98.75
6.001 - 7.000	17	4,898,746	1.66	288,162	6.659	358	719	78.51	93.82
7.001 - 8.000	2	854,686	0.29	427,343	7.605	357	683	67.45	85.93
8.001 - 9.000	2	324,290	0.11	162,145	8.430	358	652	74.99	77.74
Total	767	$295,278,641	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	8	1,546,128	0.52	193,266	5.836	354	686	98.34	98.34
2.000	7	1,982,471	0.67	283,210	6.049	355	688	79.67	79.67
5.000	521	221,003,638	74.85	424,191	6.352	360	715	76.56	86.44
6.000	231	70,746,403	23.96	306,261	6.920	357	710	76.72	89.83
Total	767	$295,278,641	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	202	65,308,423	22.12	323,309	6.559	357	712	78.10	89.11
2.000	564	229,822,818	77.83	407,487	6.461	360	714	76.34	86.74
2.250	1	147,400	0.05	147,400	6.375	356	747	79.98	94.96
Total	767	$295,278,641	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	82	21,839,870	7.40	266,340	6.492	375	708	77.97	85.41
60	91	45,370,750	15.37	498,580	6.196	356	725	74.01	82.84
84	1	343,901	0.12	343,901	6.875	355	689	76.45	76.45
120	593	227,724,118	77.12	384,020	6.539	359	711	77.16	88.35
Total	767	$295,278,641	100.00%

LOAN GROUP 4

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
7/1 One-Year CMT	4	1,893,933	0.94	473,483	6.147	374	678	73.37	73.37
7/1 One-Year CMT - Interest Only	6	1,495,872	0.74	249,312	6.574	356	747	79.88	92.08
7/23 Six-Month LIBOR	1	212,366	0.11	212,366	8.500	358	689	80.00	100.00
7/23 Six-Month LIBOR - Interest Only	36	21,436,986	10.62	595,472	6.382	358	724	68.73	74.61
10/20 Six-Month LIBOR - Interest Only	2	887,000	0.44	443,500	6.584	359	712	73.29	76.58
7/1 One-Year LIBOR	14	8,493,257	4.21	606,661	6.216	378	697	70.29	72.73
7/1 One-Year LIBOR - Interest Only	262	162,049,453	80.29	618,509	6.397	360	717	72.64	78.23
10/1 One-Year LIBOR	9	1,986,282	0.98	220,698	6.509	475	663	77.58	81.27
10/1 One-Year LIBOR - Interest Only	11	3,364,591	1.67	305,872	6.471	432	723	76.39	83.58
Total	345	$201,819,740	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	4	332,691	0.16	83,173	6.874	406	671	81.70	87.70
100,000.01 - 150,000.00	11	1,377,352	0.68	125,214	6.344	374	686	64.68	71.24
150,000.01 - 200,000.00	9	1,553,832	0.77	172,648	6.729	421	733	70.38	78.13
200,000.01 - 250,000.00	8	1,852,439	0.92	231,555	6.369	403	717	71.26	80.64
250,000.01 - 300,000.00	3	844,253	0.42	281,418	6.225	396	701	69.96	73.42
300,000.01 - 350,000.00	6	1,909,632	0.95	318,272	6.595	415	720	77.07	78.62
350,000.01 - 400,000.00	9	3,403,978	1.69	378,220	6.289	398	682	77.89	87.99
400,000.01 - 450,000.00	37	16,037,932	7.95	433,458	6.398	361	717	75.76	82.11
450,000.01 - 500,000.00	54	25,775,460	12.77	477,323	6.471	365	724	75.76	80.91
500,000.01 - 550,000.00	38	19,960,920	9.89	525,287	6.487	358	715	76.01	85.25
550,000.01 - 600,000.00	40	23,180,134	11.49	579,503	6.551	362	718	78.42	84.91
600,000.01 - 650,000.00	38	24,079,014	11.93	633,658	6.438	359	710	73.99	80.37
650,000.01 - 700,000.00	12	8,098,741	4.01	674,895	6.355	358	733	72.17	73.09
700,000.01 - 750,000.00	10	7,295,448	3.61	729,545	6.413	359	707	72.11	77.65
750,000.01 - 1,000,000.00	47	42,312,755	20.97	900,271	6.266	359	713	67.39	71.57
1,000,000.01 - 1,500,000.00	18	21,805,210	10.80	1,211,401	6.220	365	717	65.29	68.34
1,500,000.01 - 2,000,000.00	1	1,999,950	0.99	1,999,950	6.375	358	740	46.51	54.65
Total	345	$201,819,740	100.00%
_________
(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 4 was approximately $584,985.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	4	332,691	0.16	83,173	6.874	406	671	81.70	87.70
100,000.01 - 150,000.00	11	1,377,352	0.68	125,214	6.344	374	686	64.68	71.24
150,000.01 - 200,000.00	9	1,553,832	0.77	172,648	6.729	421	733	70.38	78.13
200,000.01 - 250,000.00	8	1,852,439	0.92	231,555	6.369	403	717	71.26	80.64
250,000.01 - 300,000.00	3	844,253	0.42	281,418	6.225	396	701	69.96	73.42
300,000.01 - 350,000.00	6	1,909,632	0.95	318,272	6.595	415	720	77.07	78.62
350,000.01 - 400,000.00	9	3,403,978	1.69	378,220	6.289	398	682	77.89	87.99
400,000.01 - 450,000.00	36	15,588,881	7.72	433,024	6.427	362	716	75.66	82.20
450,000.01 - 500,000.00	55	26,224,511	12.99	476,809	6.452	365	725	75.82	80.88
500,000.01 - 550,000.00	38	19,960,920	9.89	525,287	6.487	358	715	76.01	85.25
550,000.01 - 600,000.00	40	23,180,134	11.49	579,503	6.551	362	718	78.42	84.91
600,000.01 - 650,000.00	38	24,079,014	11.93	633,658	6.438	359	710	73.99	80.37
650,000.01 - 700,000.00	12	8,098,741	4.01	674,895	6.355	358	733	72.17	73.09
700,000.01 - 750,000.00	10	7,295,448	3.61	729,545	6.413	359	707	72.11	77.65
750,000.01 - 1,000,000.00	46	41,327,860	20.48	898,432	6.270	359	711	68.03	71.60
1,000,000.01 - 1,500,000.00	19	22,790,104	11.29	1,199,479	6.216	364	720	64.23	68.42
1,500,000.01 - 2,000,000.00	1	1,999,950	0.99	1,999,950	6.375	358	740	46.51	54.65
Total	345	$201,819,740	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Arizona	7	3,630,015	1.80	518,574	6.388	370	740	65.86	73.20
California	192	114,039,123	56.51	593,954	6.374	362	719	74.26	79.94
Colorado	3	2,620,500	1.30	873,500	6.104	359	741	60.63	65.26
Connecticut	3	2,502,200	1.24	834,067	6.164	359	664	71.85	75.02
Delaware	1	1,198,777	0.59	1,198,777	5.875	359	686	60.00	60.00
Florida	22	13,170,703	6.53	598,668	6.353	376	711	68.65	73.30
Georgia	4	2,079,400	1.03	519,850	6.836	358	696	72.58	79.08
Hawaii	2	1,850,000	0.92	925,000	6.649	358	731	78.40	84.80
Illinois	6	3,062,827	1.52	510,471	6.425	369	724	69.47	71.91
Kansas	1	1,247,000	0.62	1,247,000	6.000	359	689	49.88	49.88
Kentucky	2	651,777	0.32	325,888	6.000	374	669	80.00	80.00
Maryland	5	2,353,013	1.17	470,603	7.075	358	696	78.50	84.12
Massachusetts	10	7,279,724	3.61	727,972	6.232	358	704	62.95	70.53
Michigan	3	1,176,400	0.58	392,133	6.561	374	745	87.20	90.03
Minnesota	2	753,000	0.37	376,500	6.843	358	695	79.77	79.77
Missouri	1	650,000	0.32	650,000	7.250	360	708	68.42	88.91
Nevada	8	4,256,116	2.11	532,014	6.341	358	711	69.61	74.25
New Hampshire	3	2,180,628	1.08	726,876	6.392	359	710	73.38	73.38
New Jersey	8	4,323,250	2.14	540,406	6.704	366	720	66.80	69.24
New Mexico	1	245,000	0.12	245,000	6.125	359	790	75.39	75.39
New York	11	8,308,923	4.12	755,357	6.409	366	721	67.66	76.19
North Carolina	4	1,542,199	0.76	385,550	6.756	372	739	73.99	75.28
Oklahoma	1	138,499	0.07	138,499	5.500	354	651	53.37	53.37
Oregon	3	1,698,769	0.84	566,256	6.139	359	691	74.50	80.38
Pennsylvania	1	539,800	0.27	539,800	6.125	357	729	80.00	85.00
Rhode Island	1	572,184	0.28	572,184	6.875	358	704	79.25	79.25
South Carolina	2	1,095,704	0.54	547,852	6.742	389	668	72.65	72.65
Tennessee	3	1,082,140	0.54	360,713	6.136	368	658	79.36	83.79
Texas	4	525,238	0.26	131,310	7.317	381	666	80.00	96.63
Utah	3	1,083,400	0.54	361,133	6.595	360	678	76.40	87.99
Virginia	10	5,479,523	2.72	547,952	6.289	366	709	77.71	89.44
Washington	16	8,013,910	3.97	500,869	6.577	359	730	71.44	75.34
Wyoming	2	2,470,000	1.22	1,235,000	6.051	358	688	59.26	59.26
Total	345	$201,819,740	100.00%
_________
(1)	As of the cut-off date, no more than approximately 1.950% of the Mortgage Loans in loan group 4 were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	23	16,657,114	8.25	724,222	6.148	359	730	43.35	49.26
50.01 - 55.00	7	3,611,553	1.79	515,936	6.247	359	682	52.85	57.99
55.01 - 60.00	11	8,357,862	4.14	759,806	6.051	359	703	58.28	60.69
60.01 - 65.00	16	11,561,108	5.73	722,569	6.310	358	714	62.92	64.89
65.01 - 70.00	43	29,278,593	14.51	680,898	6.395	369	712	68.89	72.36
70.01 - 75.00	31	19,547,320	9.69	630,559	6.459	362	732	73.68	76.77
75.01 - 80.00	207	109,110,253	54.06	527,103	6.444	364	713	79.43	86.66
85.01 - 90.00	4	2,016,087	1.00	504,022	6.683	362	717	89.88	89.88
90.01 - 95.00	3	1,679,849	0.83	559,950	6.887	357	778	94.93	94.93
Total	345	$201,819,740	100.00%
_________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 4 was approximately 72.30%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 4 that may exist at the time of origination.

Combined Loan-to-Value Ratios(1)

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 -50.00	16	10,894,550	5.40	680,909	6.138	359	721	43.46	44.25
50.01 -55.00	8	5,164,003	2.56	645,500	6.293	358	720	47.19	53.34
55.01 -60.00	12	8,989,362	4.45	749,114	6.046	359	708	55.54	57.83
60.01 -65.00	14	10,293,800	5.10	735,271	6.303	359	702	62.34	62.81
65.01 -70.00	34	22,437,100	11.12	659,915	6.340	371	715	68.93	69.03
70.01 -75.00	29	18,284,167	9.06	630,489	6.381	362	737	70.08	73.09
75.01 -80.00	102	57,248,781	28.37	561,263	6.407	363	710	78.09	78.99
80.01 -85.00	12	6,372,455	3.16	531,038	6.370	358	728	76.69	84.02
85.01 -90.00	49	29,649,449	14.69	605,091	6.446	363	713	78.70	89.41
90.01 -95.00	22	10,654,829	5.28	484,310	6.564	364	719	81.76	94.80
95.01 -100.00	47	21,831,245	10.82	464,495	6.602	363	720	79.81	99.67
Total	345	$201,819,740	100.00%
_________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
4.501 - 5.000	2	1,028,902	0.51	514,451	5.000	359	690	80.00	80.00
5.001 - 5.500	8	3,797,321	1.88	474,665	5.426	359	726	72.50	81.22
5.501 - 6.000	61	38,534,026	19.09	631,705	5.873	361	713	67.77	72.35
6.001 - 6.500	162	100,077,858	49.59	617,765	6.297	364	723	72.27	77.36
6.501 - 7.000	79	42,764,146	21.19	541,318	6.775	363	709	73.79	80.02
7.001 - 7.500	21	10,253,058	5.08	488,241	7.314	361	709	79.51	87.39
7.501 - 8.000	8	3,595,331	1.78	449,416	7.786	365	683	78.76	86.74
8.001 - 8.500	3	1,172,336	0.58	390,779	8.295	359	678	75.61	79.23
8.501 - 9.000	1	596,760	0.30	596,760	9.000	360	628	80.00	100.00
Total	345	$201,819,740	100.00%
_________
(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 4 was approximately 6.392% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 4 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.389% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	201	120,583,253	59.75	599,917	6.391	362	712	70.91	76.30
Planned Unit Development	72	42,789,612	21.20	594,300	6.386	365	716	74.41	80.99
Low-rise Condominium	33	16,858,853	8.35	510,874	6.340	360	729	74.93	78.57
High-rise Condominium	19	11,270,183	5.58	593,168	6.340	360	735	77.35	82.67
2-4 Family Residence	16	8,920,839	4.42	557,552	6.620	376	712	71.80	78.30
Cooperative	1	1,000,000	0.50	1,000,000	6.250	359	753	65.57	65.57
Townhouse33	3	397,000	0.20	132,333	6.375	358	767	41.33	41.33
Total	345	$201,819,740	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Refinance (Cash-Out)	116	70,837,310	35.10	610,666	6.373	365	709	68.74	72.30
Purchase	130	70,227,888	34.80	540,215	6.429	363	716	77.80	87.02
Refinance (Rate/Term)	99	60,754,542	30.10	613,682	6.372	361	724	70.11	73.59
Total	345	$201,819,740	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	294	173,493,353	85.96	590,113	6.358	364	713	72.72	78.91
Investment Property	32	15,062,211	7.46	470,694	6.880	359	734	69.40	69.48
Secondary Residence	19	13,264,176	6.57	698,115	6.291	361	737	70.15	72.91
Total	345	$201,819,740	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
480	1	454,528	0.23	454,528	6.125	781	80.00	100.00
479	1	1,124,599	0.56	1,124,599	6.500	784	68.16	68.16
477	4	1,252,012	0.62	313,003	6.181	690	77.93	84.48
476	4	1,275,931	0.63	318,983	6.164	688	74.02	76.63
475	3	788,948	0.39	262,983	6.181	663	77.50	79.62
474	2	322,538	0.16	161,269	7.445	760	79.75	79.75
473	8	2,263,000	1.12	282,875	6.596	681	76.78	80.59
472	1	112,000	0.06	112,000	6.375	684	80.00	100.00
471	1	290,704	0.14	290,704	6.375	730	80.00	80.00
360	104	65,457,448	32.43	629,399	6.501	706	71.65	77.71
359	77	51,639,438	25.59	670,642	6.435	720	70.71	75.61
358	56	32,558,500	16.13	581,402	6.214	727	72.30	78.64
357	40	24,342,686	12.06	608,567	6.207	737	75.78	81.14
356	21	13,044,929	6.46	621,187	6.447	698	71.85	75.69
355	12	4,522,360	2.24	376,863	6.514	700	76.07	81.57
354	6	1,469,635	0.73	244,939	6.200	677	68.89	76.99
353	2	235,562	0.12	117,781	6.659	721	79.99	99.97
352	1	106,994	0.05	106,994	7.875	660	80.00	80.00
351	1	557,929	0.28	557,929	5.875	649	80.00	80.00
Total	345	$201,819,740	100.00%
_________
(1)  As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 4 was approximately 363 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Reduced	176	111,174,494	55.09%	631,673	6.446	362	715	70.77	76.61
Full/Alternative	89	45,709,660	22.65	513,592	6.233	369	711	74.41	80.19
Preferred	43	26,164,225	12.96	608,470	6.126	360	745	73.62	77.52
No Ratio	18	8,819,220	4.37	489,957	7.053	359	698	78.52	85.15
Stated Income/Stated Asset	14	8,677,195	4.30	619,800	6.574	359	690	70.42	74.12
No Income/No Asset	5	1,274,946	0.63	254,989	7.052	373	697	73.84	77.17
Total	345	$201,819,740	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
601 - 620	7	1,632,921	0.81%	233,274	6.127	370	615	62.69	70.13
621 - 640	21	12,702,070	6.29	604,860	6.548	364	632	74.01	78.41
641 - 660	27	13,892,688	6.88	514,544	6.726	361	651	75.96	79.40
661 - 680	29	18,429,345	9.13	635,495	6.352	371	672	70.63	76.90
681 - 700	55	31,451,076	15.58	571,838	6.374	363	691	70.25	74.61
701 - 720	39	22,811,376	11.30	584,907	6.378	362	711	74.39	82.42
721 - 740	55	35,925,464	17.80	653,190	6.366	362	731	72.25	77.46
741 - 760	43	26,909,220	13.33	625,796	6.292	359	750	72.27	78.37
761 - 780	33	17,943,764	8.89	543,750	6.404	359	768	73.24	79.55
781 - 800	32	17,818,023	8.83	556,813	6.371	370	788	72.71	75.66
801 - 820	4	2,303,794	1.14	575,948	6.089	358	805	59.17	77.46
Total	345	$201,819,740	100.00%
_________
(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 4 was approximately 716.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	242	143,365,371	71.04	592,419	6.401	362	720	71.78	77.57
12	66	40,818,956	20.23	618,469	6.360	362	705	74.72	79.74
36	23	11,398,540	5.65	495,589	6.442	374	714	72.81	76.58
60	14	6,236,872	3.09	445,491	6.315	379	702	67.66	72.92
Total	345	$201,819,740	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
75	2	848,632	0.42	424,316	6.046	392	677	80.00	80.00
76	1	106,994	0.05	106,994	7.875	352	660	80.00	80.00
77	3	411,318	0.20	137,106	6.644	404	723	80.00	97.85
78	6	1,469,635	0.73	244,939	6.200	354	677	68.89	76.99
79	13	4,916,324	2.44	378,179	6.463	365	697	75.98	81.05
80	22	13,524,988	6.70	614,772	6.435	360	699	72.10	75.80
81	42	25,174,063	12.47	599,382	6.208	361	735	75.92	81.33
82	55	32,180,900	15.95	585,107	6.210	358	727	72.21	78.38
83	74	51,037,037	25.29	689,690	6.435	362	721	70.46	75.19
84	105	65,911,976	32.66	627,733	6.499	361	707	71.70	77.86
112	1	112,000	0.06	112,000	6.375	472	684	80.00	100.00
113	7	2,087,244	1.03	298,178	6.594	473	678	76.51	79.38
114	2	322,538	0.16	161,269	7.445	474	760	79.75	79.75
115	2	394,984	0.20	197,492	6.486	475	664	80.00	84.24
116	3	795,872	0.39	265,291	6.187	476	673	71.21	75.40
117	2	420,635	0.21	210,318	6.043	477	704	73.85	79.36
118	1	377,600	0.19	377,600	6.500	358	739	80.00	100.00
119	4	1,727,000	0.86	431,750	6.474	359	737	76.55	83.11
Total	345	$201,819,740	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	343	200,642,543	99.42%	584,964	6.387	363	716	72.19	77.72
3.001 - 4.000	2	1,177,197	0.58	588,598	7.317	358	731	92.32	92.32
Total	345	$201,819,740	100.00%
_________
(1)  As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 4 was approximately 2.302%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
9.001 - 10.000	2	1,028,902	0.51	514,451	5.000	359	690	80.00	80.00
10.001 - 11.000	67	40,326,947	19.98	601,895	5.831	361	717	68.25	73.44
11.001 - 12.000	235	140,634,655	69.68	598,445	6.427	364	718	72.63	77.83
12.001 - 13.000	36	17,569,140	8.71	488,032	7.238	361	707	77.90	86.60
13.001 - 14.000	5	2,260,096	1.12	452,019	8.281	359	658	77.69	84.85
Total	345	$201,819,740	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
June 2013	2	848,632	0.42	424,316	6.046	392	677	80.00	80.00
July 2013	1	106,994	0.05	106,994	7.875	352	660	80.00	80.00
August 2013	3	411,318	0.20	137,106	6.644	404	723	80.00	97.85
September 2013	6	1,469,635	0.73	244,939	6.200	354	677	68.89	76.99
October 2013	13	4,916,324	2.44	378,179	6.463	365	697	75.98	81.05
November 2013	22	13,524,988	6.70	614,772	6.435	360	699	72.10	75.80
December 2013	42	25,174,063	12.47	599,382	6.208	361	735	75.92	81.33
January 2014	55	32,180,900	15.95	585,107	6.210	358	727	72.21	78.38
February 2014	74	51,037,037	25.29	689,690	6.435	362	721	70.46	75.19
March 2014	105	65,911,976	32.66	627,733	6.499	361	707	71.70	77.86
July 2016	1	112,000	0.06	112,000	6.375	472	684	80.00	100.00
August 2016	7	2,087,244	1.03	298,178	6.594	473	678	76.51	79.38
September 2016	2	322,538	0.16	161,269	7.445	474	760	79.75	79.75
October 2016	2	394,984	0.20	197,492	6.486	475	664	80.00	84.24
November 2016	3	795,872	0.39	265,291	6.187	476	673	71.21	75.40
December 2016	2	420,635	0.21	210,318	6.043	477	704	73.85	79.36
January 2017	1	377,600	0.19	377,600	6.500	358	739	80.00	100.00
February 2017	4	1,727,000	0.86	431,750	6.474	359	737	76.55	83.11
Total	345	$201,819,740	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	342	200,535,549	99.36	586,361	6.386	363	716	72.18	77.72
3.001 - 4.000	2	1,177,197	0.58	588,598	7.317	358	731	92.32	92.32
5.001 - 6.000	1	106,994	0.05	106,994	7.875	352	660	80.00	80.00
Total	345	$201,819,740	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.000	1	615,102	0.30	615,102	6.125	359	621	77.94	77.94
5.000	333	194,497,488	96.37	584,077	6.391	363	717	72.29	77.78
6.000	11	6,707,150	3.32	609,741	6.439	359	693	72.06	78.53
Total	345	$201,819,740	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	27	15,477,233	7.67	573,231	6.356	358	738	67.45	73.25
2.000	318	186,342,507	92.33	585,983	6.395	364	714	72.71	78.19
Total	345	$201,819,740	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	28	12,585,838	6.24	449,494	6.290	392	689	72.07	74.64
84	66	41,597,027	20.61	630,258	6.327	360	716	71.55	77.15
120	251	147,636,875	73.15	588,195	6.419	362	718	72.54	78.26
Total	345	$201,819,740	100.00%